UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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CHATTEM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHATTEM, INC.

1715 West 38th Street

Chattanooga, Tennessee 37409

February 27, 2009

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Chattem, Inc., to be held on Wednesday, April 8, 2009, at 1:00 p.m. local time, at our executive offices located in Chattanooga, Tennessee. The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting and Proxy Statement.

I hope that you will be able to attend the annual meeting on April 8, 2009.

Sincerely,

Zan Guerry Chairman of the Board and Chief Executive Officer

Enclosures

CHATTEM, INC.

1715 West 38th Street

Chattanooga, Tennessee 37409

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

APRIL 8, 2009

To the Shareholders of Chattem, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Chattem, Inc., a Tennessee corporation, will be held on Wednesday, April 8, 2009, at 1:00 p.m. local time, at our executive offices, 1715 West 38th Street, Chattanooga, Tennessee 37409, for the following purposes:

(1)	To elect three members to our Board of Directors as named in the proxy statement, each to serve for a three year term;

(2)	To approve the Chattem, Inc. 2009 Equity Incentive Plan and the performance goals set forth in the plan;

(3)	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2009; and

(4)	To transact such other business as may properly come before the annual meeting or any adjournment(s) thereof.

Information regarding the matters to be acted upon at the annual meeting is contained in the proxy statement attached to this notice.

Only shareholders of record at the close of business on February 18, 2009 are entitled to notice of, and to vote at, the annual meeting or any adjournment(s) thereof.

You are encouraged to attend the annual meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, THE BOARD OF DIRECTORS REQUESTS THAT YOU VOTE AT YOUR EARLIEST CONVENIENCE. YOU MAY VOTE VIA THE INTERNET, BY TELEPHONE OR BY RETURNING THE ACCOMPANYING PROXY (PROPERLY COMPLETED, DATED AND SIGNED) IN THE ENCLOSED REPLY ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. Please review the instructions regarding each of these voting options in the accompanying proxy.

Zan Guerry

Chairman of the Board and

Chief Executive Officer

Chattanooga, Tennessee

February 27, 2009

CHATTEM, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 8, 2009

GENERAL INFORMATION

The accompanying proxy is solicited by the Board of Directors of Chattem, Inc., a Tennessee corporation (referred to herein as “we,” “us,” “our” and “Company” as appropriate), for use at our Annual Meeting of Shareholders, and at any adjournment(s) thereof, to be held at our executive offices, 1715 West 38th Street, Chattanooga, Tennessee 37409, on Wednesday, April 8, 2009, at 1:00 p.m. local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Directions to the location of the annual meeting are available at www.chattem.com. Solicitations of proxies may be made in person or by mail, telephone, facsimile or email by our directors, officers and regular employees. We will also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of our shares held of record by such persons, will furnish at its expense the number of copies thereof necessary to supply such material to all such beneficial owners and will reimburse the reasonable forwarding expenses incurred by such record owners. We will pay all costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation. This proxy statement is first being mailed to our shareholders on or about February 27, 2009.

VOTING INFORMATION

Record Date

Our Board of Directors has fixed the close of business on February 18, 2009 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. Each share of our common stock, no par value per share, is entitled to one vote. As of the record date, there were issued and outstanding 19,484,413 shares of our common stock.

Revocability of Proxy

Granting a proxy does not preclude the right of the shareholder giving the proxy to vote in person, and a shareholder may revoke his or her proxy at any time before it has been exercised, by giving written notice to our corporate secretary, by delivering a later dated proxy or by voting in person at the annual meeting.

Quorum; Voting

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock which are entitled to vote is necessary to constitute a quorum at the annual meeting. So long as a proxy is validly submitted via the Internet, by telephone or by mail, the shares represented by such proxy will be deemed present for purposes of determining a quorum. Therefore, abstentions, withheld votes and broker non-votes will count for determining whether a quorum exists. Generally, broker non-votes occur when a broker returns a properly executed proxy but does not vote on a particular matter because (i) the broker has not received voting instructions from the beneficial owner, and (ii) the broker lacks discretionary voting power to vote such shares.

If a quorum is not present or represented at the annual meeting, the shareholders entitled to vote, whether present in person or represented by proxy, have the power to adjourn the annual meeting from time to time, without notice other than announcement of the new date, time and place at the annual meeting, until a quorum is present or represented. At any such adjourned annual meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the annual meeting as originally noticed.

On all matters submitted to a vote of the shareholders at the annual meeting or any adjournment(s) thereof, each shareholder will be entitled to one vote for each share of our common stock owned of record at the close of business on the record date. There will be no cumulative voting. Abstentions and broker non-votes will not be considered as “votes cast” and, thus, will not be included in vote totals either “FOR” or “AGAINST” any matter.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 8, 2009

This proxy statement and our 2008 annual report to shareholders are available at http://phx.corporate-ir.net/phoenix.zhtml?c=119581&p=irol-reportsannual

OWNERSHIP OF COMMON STOCK

Set forth below is information, as of February 18, 2009 (unless otherwise noted), with respect to beneficial ownership by (a) each person who is known to us to be the beneficial owner of more than 5% of our shares of common stock outstanding, (b) each director and nominee for director, (c) each named executive officer (as such term is defined under Item 402(a)(3) of Regulation S-K, referred to herein as “named executive officers” or “NEOs”) for fiscal 2008, and (d) all of our directors and executive officers as a group. We do not have any executive officers other than the named executive officers.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
5% or more Beneficial Owners

Barclays Global Investors, NA 400 Howard Street San Francisco, CA 94105	1,224,683	(3)	6.3

Kayne Anderson Rudnick Investment Management LLC 1800 Avenue of the Stars, 2nd Floor Los Angeles, CA 9006	1,122,670	(4)	5.8

Neuberger Berman Inc. Neuberger Berman, LLC 605 Third Avenue New York, NY 10158	1,073,541	(5)	5.5

FMR LLC 82 Devonshire Street Boston, MA 02109	1,061,216	(6)	5.4

Columbia Wanger Asset Management, L.P. 227 West Monroe Street, Suite 3000 Chicago, IL 60606	1,010,000	(7)	5.2

Directors, Nominees and Named Executive Officers

Zan Guerry	642,808	(8)(9)	3.3
Robert E. Bosworth	541,206	(9)	2.8
Samuel E. Allen	54,800		*
Ruth W. Brinkley	8,685		*
Gary D. Chazen	6,763		*
Joey B. Hogan	0		*
Philip H. Sanford	7,864		*
Bill W. Stacy	15,805		*
Robert B. Long	5,875		*
Theodore K. Whitfield, Jr.	29,642	(10)	*
Directors and Executive Officers as a Group (9 persons)	884,809	(9)	4.5

*	Less than 1.0%
(1)	Except as otherwise indicated, beneficial ownership refers to either shared or sole voting and investment power. The amounts include the following numbers of shares of our common stock subject to purchase pursuant to options that are exercisable or will become exercisable within 60 days of February 18, 2009: Mr. Guerry—116,875 shares, Mr. Bosworth—83,625 shares, Mr. Allen—7,500 shares, Ms. Brinkley—6,750 shares, Mr. Chazen—4,000 shares, Mr. Hogan—0 shares, Mr. Sanford—7,000 shares, Dr. Stacy—2,500 shares, Mr. Long—5,875 shares, Mr. Whitfield—27,500 shares and all directors and executive officers as a group—261,625.

(2)	For the purpose of computing the percentage of outstanding shares owned by each beneficial owner, the shares issuable pursuant to stock options held by such beneficial owner that are exercisable or will become exercisable within 60 days of February 18, 2009 are deemed to be outstanding. Such shares are not deemed to be outstanding for the purpose of computing the percentage owned by any other person. There were 19,484,413 shares of our common stock issued and outstanding as of February 18, 2009.
(3)	This information is based solely upon a Schedule 13G filed jointly by Barclays Global Investors, NA and a group of affiliated entities (collectively, the “Barclays Entities”) on February 5, 2009, which states that, in the aggregate, the Barclays Group possesses sole voting power with respect to 927,193 shares and sole dispositive power with respect to 1,224,683 shares.
(4)	This information is based solely upon a Schedule 13G filed by Kayne Anderson Rudnick Investment Management, LLC on February 11, 2009, which states that it possesses sole voting and sole dispositive power with respect to 1,122,670 shares.
(5)	This information is based solely upon a Schedule 13G/A filed jointly by Neuberger Berman Inc. and Neuberger Berman, LLC on February 12, 2009, which states that, in the aggregate, they possess sole voting power with respect to 183,892 shares, shared voting power with respect to 558,995 shares and shared dispositive power with respect to 1,073,541 shares.
(6)	This information is based solely upon a Schedule 13G/A filed by FMR LLC on February 17, 2009, which states that it possesses sole voting power with respect to 448,926 shares and sole dispositive power with respect to 1,061,216 shares.
(7)	This information is based solely upon a Schedule 13G filed by Columbia Wanger Asset Management, L.P. on January 12, 2007, which states that it possesses sole voting and sole dispositive power with respect to 1,010,000 shares.
(8)	Includes 5,512 shares held in trust for Mr. Guerry pursuant to the terms of our 401(k) plan.
(9)	Includes 428,639 shares owned by Hamico, Inc., a charitable foundation for which Messrs. Guerry and Bosworth serve as directors and executive officers. Messrs. Guerry and Bosworth disclaim beneficial ownership of all such shares.
(10)	Includes 142 shares held in trust for Mr. Whitfield pursuant to the terms of our 401(k) plan.

ITEMS TO BE VOTED ON BY SHAREHOLDERS

Item 1—Election of Directors

Our restated charter, as amended, provides that the number of directors on our Board of Directors shall consist of the number set forth in our bylaws, which is a range from seven to 12 directors. By resolution adopted by the Board of Directors in January 2009, the Board of Directors has decided to increase its current size from seven members to eight members and has nominated Joey B. Hogan as the nominee to fill the newly-created director position.

Each director elected at the annual meeting will serve for a three year term expiring at the 2012 annual meeting of shareholders and until his successor has been elected and qualified or until his earlier resignation or removal. Messrs. Robert E. Bosworth, Gary D. Chazen and Joey B. Hogan are our Board of Directors’ nominees for election.

Proxies in the accompanying form that are properly submitted (whether via the Internet, by telephone or by mail) will be voted at the annual meeting and any adjournment(s) thereof in accordance with the directions on such proxies. Any properly submitted proxy that is designated “WITHHOLD ALL” or “FOR ALL EXCEPT” with respect to one or more nominees will not be voted for the nominee or nominees so indicated. However, any properly submitted proxy that is returned without directions regarding the election of directors will be voted “FOR” the election of the three persons specified as nominees for directors, each of whom will serve for a three year term. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, should any director nominee named herein become unable or unwilling to serve if elected, it is intended that the proxies will be voted for the election, in his stead, of such other person as our Board of Directors may recommend.

Voting For Directors

Directors will be elected by a plurality of the votes cast by holders of the shares of our common stock represented at the annual meeting and entitled to vote. The Board of Directors recommends a vote “FOR ALL” of the nominees.

Information About Nominees and Continuing Directors

The following information is furnished with respect to the nominees and continuing directors:

Name	Age	Principal Occupation

Nominees for Terms of Office to Expire in 2012

Robert E. Bosworth	61	Our President and Chief Operating Officer since September 2005. Vice President-Corporate Finance of Livingston Company (merchant banking) from February 2001 to September 2005. Independent business consultant from January 1998 to February 2001. Director of Covenant Transport Group, Inc. (transportation). First elected a director in 1986.

Gary D. Chazen	58	Partner of Perimeter Properties (real estate development) since 2002. Principal, Metal Systems, Inc. (metal fabrication) from 2004 to 2007. Consultant to PSC Metals, Inc. (metal recycling) from 2004 to 2006. President of Southern Foundry Supply, Inc. (metal recycling) from 1990 to 1997. Director of SunTrust Bank, Chattanooga, N.A. Member of our Compensation Committee. First elected a director in 2006.

Name	Age	Principal Occupation

Joey B. Hogan	47	Senior Executive Vice President and Chief Operating Officer of Covenant Transportation Group, Inc. (transportation), and President of Covenant Transport, Inc., a subsidiary of Covenant Transportation Group, Inc. since May 2007. Previously served as Chief Financial Officer from December 2001 to May 2007 and its Principal Financial Officer until May 2008. Executive Vice President of Covenant Transportation Group, Inc. from May 2003 to May 2007 and its Senior Vice President from December 2001 to May 2003. If elected, will begin serving as a director immediately following the annual meeting.

Directors Whose Terms of Office Expire in 2010

Zan Guerry	60	Our Chairman of the Board of Directors since June 1990 and our Chief Executive Officer since January 1998. Previously served as our President from 1990 to 1998. Director of SunTrust Bank, Chattanooga, N.A. First elected a director in 1981.

Bill W. Stacy	70	Headmaster of the Baylor School since August 2004. Chancellor of the University of Tennessee at Chattanooga from 1997 until August 2004. Member of our Audit Committee. First elected a director in 2002.

Directors Whose Terms of Office Expire in 2011

Samuel E. Allen	72	Chairman of Globalt, Inc. (investment management) since 1990. Chair of our Audit Committee. First elected a director in 1993.

Ruth W. Brinkley	56	West Ministry Market Leader, Ascension Health (health care) and President and Chief Executive Officer of Carondelet Health Network, Tucson, Arizona, an affiliate of Ascension Health, since December 31, 2007. President and Chief Executive Officer of Memorial Health Care System, Chattanooga, Tennessee, an affiliate of Catholic Health Initiatives (health care), from 2002 to 2007. Senior Vice President, Performance Management, of Catholic Health Initiatives from 1999 to 2002. Member of our Compensation Committee. First elected a director in 2005.

Philip H. Sanford	55	President and Chief Operating Officer of Value Place, LLC (extended stay hotel chain) since January 2009. Principal, Port Royal Holdings, LLC (private equity investments) since August 2003. Chairman and Chief Executive Officer of The Krystal Company (restaurants) from July 1997 to August 2003. Chair of our Compensation Committee and member of our Audit Committee. First elected a director in 1999.

Item 2—Approval of the Chattem, Inc. 2009 Equity Incentive Plan

We are asking for shareholder approval of the Chattem, Inc. 2009 Equity Incentive Plan (the “2009 Plan”) and the related performance goals which are a part of the 2009 Plan.

The Board of Directors has adopted and unanimously recommends that the shareholders approve the 2009 Plan covering the issuance of 1,750,000 shares of common stock and the performance goals which are a part of the 2009 Plan (the “Performance Goals”). Shareholder approval is being sought in accordance with Nasdaq rules and Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The 2009 Plan will become effective when approved by our shareholders at the annual meeting.

The following discussion summarizes the material terms of the 2009 Plan and the related Performance Goals. This discussion does not purport to be complete and is qualified in its entirety by reference to the 2009 Plan, a copy of which is attached to this proxy statement.

Required Affirmative Vote

The approval of the 2009 Plan and the related Performance Goals requires the affirmative vote by holders of a majority of the shares of our common stock represented at the annual meeting and entitled to vote.

The Board of Directors believes that this proposal is both in our best interests and those of our shareholders and recommends that the shareholders vote “FOR” Item 2.

Purpose

The primary purpose of the 2009 Plan is to attract and retain eligible employees and outside directors, to provide an incentive to eligible employees and outside directors to work to increase the value of our common stock, and to provide eligible employees and outside directors with a stake in our future which corresponds to the stake of each of our shareholders.

Administration

The 2009 Plan is administered by the Compensation Committee of our Board of Directors (the “Committee”), which Committee shall have at least two members, each of whom shall be appointed by and shall serve at the pleasure of the Board of Directors and be a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an “outside director” under Section 162(m) of the Code. Each grant under the 2009 Plan will be evidenced by a document that incorporates such terms and conditions as the Committee deems necessary or appropriate.

Coverage, Eligibility and Grant Limits

The 2009 Plan provides for the grant of stock options (“Options”) and stock appreciation rights (“SARs”) and for stock grants (“Stock Grants”) and grants of restricted stock units (“RSU Grants”) to eligible employees and to outside directors. An eligible employee is any employee of ours or any subsidiary, parent or affiliate of ours who has been designated by the Committee to receive a grant under the 2009 Plan. No eligible employee in any calendar year may be granted an Option to purchase more than 200,000 shares of common stock or an SAR based on the appreciation with respect to more than 200,000 shares of common stock. No Stock Grants or RSU Grants that are intended to satisfy the requirements of Section 162(m) of the Code will be made to any eligible employee in any calendar year for more than 200,000 shares of common stock. The Committee shall have the discretion to increase each such grant limit to 400,000 shares of common stock if deemed necessary or appropriate in connection with hiring any individual who would when hired be an eligible employee. No more than 1,000,000 shares of common stock shall be issued pursuant to Stock Grants and RSU Grants.

Shares Available for Issuance

There are 1,750,000 shares available for issuance under the 2009 Plan. Shares will remain available for issuance until issued pursuant to the exercise of an Option or SAR or issued pursuant to a Stock Grant or RSU Grant. The number of shares available for issuance under the 2009 Plan will be reduced on a share-by-share basis for each share with respect to which the appreciation in an SAR is based if a share is issued in connection with the exercise of such SAR and for each share subject to an Option if the exercise of the Option is effected through a “net option exercise.” A “net option exercise” is the exercise of an Option pursuant to a cashless exercise procedure which results in the issuance of a number of shares of common stock comparable to the number of shares of common stock which would have been issued pursuant to the exercise of an SAR which covered the same number of shares of common stock as the Option and had an SAR value equal to the option price under such Option. Any shares forfeited after issuance of a Stock Grant or an RSU Grant shall again be available for issuance. Any shares of stock which are tendered to us to pay the option price of an Option or which are tendered to us in satisfaction of any condition to a Stock Grant or an RSU Grant shall not be added to the shares of common stock reserved for issuance under the 2009 Plan.

Options

Under the 2009 Plan, either incentive stock options (“ISOs”), which are intended to qualify for special tax treatment under Section 422 of the Code, or non-qualified (or non-incentive) stock options (“Non-ISOs”) may be granted to eligible employees or outside directors by the Committee, but ISOs may be granted only to eligible employees. Each Option granted under the 2009 Plan entitles the optionee to purchase the number of shares of common stock specified in the grant at the option price specified in the related stock option certificate. The terms and conditions of each Option granted under the 2009 Plan will be determined by the Committee, but no Option will be granted at an exercise price which is less than the fair market value of our common stock as determined on the grant date in accordance with the 2009 Plan. In addition, if the Option is an ISO that is granted to a holder of more than 10% of our common stock, the option price may be no less than 110% of the fair market value of the shares of common stock on the grant date. No Option may be exercisable more than ten years from the grant date or, if the Option is an ISO granted to a holder of more than 10% of our common stock, it may not be exercisable more than five years from the grant date. Moreover, no eligible employee may be granted ISOs which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date that the ISO was granted) that exceeds $100,000. Any such excess shall instead be automatically treated as a Non-ISO.

The Committee may condition an eligible employee’s or outside director’s right to exercise an Option on the satisfaction of a service requirement or performance requirement or the satisfaction of more than one such requirement or the satisfaction of any combination of such requirements or may grant an Option which is not subject to any such requirement, as determined by the Committee and set forth in the option certificate. The option certificate may provide for the exercise of an option after an eligible employee’s or director’s status as such has terminated for any reason whatsoever, including death or disability.

Stock Appreciation Rights

SARs may be granted by the Committee to eligible employees and outside directors under the 2009 Plan, either as part of an Option or as stand-alone SARs. The terms and conditions for an SAR granted as part of an Option will be set forth in the option certificate for the related Option while the terms and conditions for a stand-alone SAR will be set forth in an SAR certificate. SARs entitle the holder to receive the appreciation of the fair market value of one share of common stock as of the date such right is exercised over the baseline price specified in the Option or SAR certificate (the “SAR Value”), multiplied by the number of shares of common stock with respect to which the SAR is being exercised. The SAR Value for an SAR must equal or exceed the fair market value of a share of common stock as determined on the grant date in accordance with the 2009 Plan. If an SAR is granted together with an Option, then the exercise of the SAR shall cancel the right to exercise the related Option, and the exercise of a related Option shall cancel the right to exercise the SAR. An SAR granted as a part of an Option shall be exercisable only while the related Option is exercisable. The Committee in its discretion may require satisfaction of a service requirement or performance requirement or the satisfaction of more than one requirement or the satisfaction of any combination of such requirements or no requirements, as determined by the Committee, before an SAR may be exercised. At the discretion of the Committee, any payment due upon the exercise of an SAR may be made in cash or in the form of common stock, or in a combination of cash and stock.

Stock Grants and RSUs

Stock Grants. Stock Grants are grants which require the issuance of common stock to the eligible employee or outside director to whom the grants are made, and Stock Grants may be granted by the Committee subject to such terms and conditions, if any, as the Committee acting in its absolute discretion deems appropriate. The Committee, in its discretion, may prescribe that an eligible employee’s or outside director’s rights in a Stock Grant will be nontransferable or forfeitable or both unless certain conditions are satisfied. These conditions may include, for example, a requirement that the eligible employee continue employment or the outside director continue service with us for a specified period or that we or the eligible employee achieve stated Performance Goals or other objectives.

RSUs. RSUs are grants which are designed to result in the issuance of common stock to the eligible employees and outside directors to whom grants are made based on the number of the common stock underlying the grant, and RSUs may be granted by the Committee subject to such terms and conditions, if any, as the Committee acting in its absolute discretion deems appropriate. The terms and conditions for an RSU grant will be set forth in the document evidencing the grant. The Committee, in its discretion, may prescribe that an eligible employee’s or outside director’s rights to the issuance of common stock under an RSU grant will be subject to certain conditions. These conditions will be set forth in the related document and may include, for example, a requirement that the eligible employee continue employment or the outside director continue service with us for a specified period or that we or the eligible employee achieve stated Performance Goals or other objectives.

Vesting. If the only condition to the vesting of a Stock Grant or an RSU is the satisfaction of a service requirement and a performance requirement, the minimum service requirement for 100% vesting shall be at least one year, and if the only condition to such vesting is satisfaction of a service requirement, the minimum service requirement for 100% vesting shall be at least three years, unless the Committee in either case determines that a shorter period of service (or no period of service) with respect to no more than 175,000 shares of common stock for Stock Grants and RSUs under the 2009 Plan better serves our interest. Each Stock Grant or RSU shall be evidenced by a document which will specify what rights, if any, an eligible employee or outside director has with respect to such Stock Grant or RSU as well as any conditions applicable to the Stock Grant or RSU.

Performance Goals. The Committee shall (where the Committee under the circumstances deems it to be in our best interest) either (1) make Stock Grants or RSUs to eligible employees subject to at least one condition related to one, or more than one, Performance Goal based on the Performance Goals which seems likely to result in the Stock Grant or RSU qualifying as “performance-based compensation” under Section 162(m) of the Code or (2) make Stock Grants or RSUs to eligible employees under such other circumstances as the Committee deems likely to result in our entitlement to an income tax deduction with respect such Stock Grant or RSU.

A Performance Goal will relate to our (1) return over capital costs or increases in return over capital costs, (2) total earnings or the growth in such earnings, (3) consolidated earnings or the growth in such earnings, (4) earnings per share or the growth in such earnings, (5) net earnings or the growth in such earnings, (6) earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (7) earnings before interest and taxes or the growth in such earnings, (8) consolidated net income or the growth in such income, (9) stock value or the growth in such value, (10) stock price or the growth in such price, (11) return on assets or the growth on such return, (12) cash flow or the growth in such cash flow, (13) total shareholder return or the growth in such return, (14) expenses or the reduction of such expenses, (15) sales growth, (16) overhead ratios or changes in such ratios, (17) expense-to-sales ratios or the changes in such ratios, or (18) economic value added or changes in such value added.

The Committee shall set the Performance Goals, and no goal shall be treated as satisfied until the Committee certifies (in a manner which meets the requirements of Code Section 162(m)) that such goal has been satisfied. A Performance Goal may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes, and the Committee may set more than one Performance Goal. No change may be made to a Performance Goal after the goal has been set. However, the Committee may express any goal in terms of alternatives, or a range of alternatives, as the Committee deems appropriate under the circumstances, such as including or excluding (1) any acquisitions or dispositions, restructuring, discontinued operations, extraordinary items and other unusual or non-recurring charges, (2) any event either not directly related to our operations or not within the reasonable control of our management or (3) the effects of tax or accounting changes.

Transferability

The 2009 Plan provides that no Option, SAR, Stock Grant or RSU will be transferable by an eligible employee or an outside director other than by will or by the laws of descent and distribution, and any Option or SAR (absent the Committee’s express, written consent) will be exercisable during the lifetime of an eligible employee or outside director only by that person.

Change in Control

If there is a change in control of our Company, then all conditions to the exercise of all outstanding Options and SARs and all issuance or forfeiture conditions on all outstanding Stock Grants and RSUs will be deemed satisfied as of the date of such change in control, and the Board of Directors shall have the right, to the extent required as a part of the change in control transaction, to cancel all outstanding Options, SARs, Stock Grants and RSUs after giving eligible employees and outside directors a reasonable period of time to exercise their outstanding Options and SARs or to take such other action as is necessary to receive common stock subject to Stock Grants or RSUs before the date of such change in control. However, if any issuance or forfeiture condition relates to satisfying any Performance Goal and there is a target for such goal, the issuance or forfeiture condition shall be deemed satisfied only to the extent of such target unless the target has been exceeded before the date of such change in control. In this event, the issuance or forfeiture condition shall be deemed satisfied to the extent the target has been exceeded.

A change in control means, generally,

•

any sale by us of all or substantially all of our assets or our consummation of any merger, consolidation, reorganization or business combination with any person, except for certain transactions described in the 2009 Plan,

•	the acquisition by any person, other than certain acquisitions specified in the 2009 Plan, of 30% or more of the combined voting power of our then-outstanding voting securities,

•	a change in the composition of our Board of Directors that causes less than a majority of the directors to be directors that meet one or more of the descriptions set forth in the 2009 Plan, or

•	shareholder approval of our liquidation or dissolution, other than as provided in the 2009 Plan.

Amending or Terminating the 2009 Plan

The 2009 Plan may be amended by the Board of Directors to the extent it deems necessary or appropriate, but no amendment may be made absent the approval of our shareholders to the extent such approval is required under applicable law or the rules of the exchange on which shares of our common stock are listed and no amendment may be made to the section of the 2009 Plan governing a change in control after the date of a change in control which might adversely affect any rights that would otherwise vest on a change in control. The 2009 Plan may also be terminated by the Board of Directors any time. The Board of Directors may suspend the granting of Options, SARs, Stock Grants or RSUs, but the Board of Directors may not, in connection with any such termination or suspension, unilaterally modify, amend or cancel any Option, SAR, Stock Grant or RSU previously granted without the consent of the holder of such Option, SAR, Stock Grant or RSU or unless there is a dissolution, liquidation or a change in control with respect to our Company.

Adjustment of Shares

The grant limits, the number, kind or class of shares of stock subject to outstanding Options and SARs granted and the option price of such Options and the SAR value of the SARs as well as the number, kind or class of shares of stock subject to outstanding Stock Grants and RSUs will be adjusted by the Committee in a reasonable and equitable manner to preserve immediately after any equity restructuring or change in capitalization of our Company, (such as spin offs, stock dividends, large non-recurring cash dividends, rights offerings or stock splits), or any other transaction under Section 424 of the Code that does not constitute a change in control of our Company, the aggregate value of each outstanding Option, SAR, Stock Grant and RSU immediately before such restructuring, recapitalization or other transaction. If any adjustment is made with respect to outstanding Options, SARs, Stock Grants or RSUs, the Committee will adjust the number, kind or class of shares reserved for issuance under the 2009 Plan as set forth in the 2009 Plan as the Committee deems appropriate.

The Committee, as part of any transaction described in Section 424(a) of the Code which is not a change in control of our Company, shall have the right to make Stock Grants and grant RSUs, Options and SARs (without regard to the 2009 Plan’s grant limitations) to effect the assumption of, or the substitution for, stock grants, restricted stock unit grants, options and stock appreciation right grants previously made by any other corporation to the extent that such transaction calls for the substitution or assumption of such grants. Further, if the Committee makes such grants as part of any such transaction, the Committee shall have the right to increase the number of shares available for issuance under the 2009 Plan without seeking shareholder approval (unless such approval is required under applicable law or the applicable stock exchange rules).

Estimate of Benefits to Executive Officers

The number of Options, Stock Grants, RSUs and SARs that will be awarded to the executive officers pursuant to the 2009 Plan is within the discretion of the Compensation Committee and is therefore not currently determinable.

Federal Income Tax Consequences

The following discussion outlines generally the federal income tax consequences relating to stock options and other awards granted under the 2009 Plan to individuals who are both citizens and residents of the United States. Individual circumstances may change these results. This brief discussion is only a general summary based on current federal income tax laws, regulations (including proposed regulations), and judicial and administrative interpretations of the laws and regulations. The federal income tax laws and regulations are frequently amended, and such amendments may or may not affect transactions that already have occurred. Eligible employees and outside directors should look to their own tax counsel for advice regarding federal income tax treatment of stock options and other awards granted under the 2009 Plan, as well as foreign, state, local and other tax consequences that are not addressed herein.

Incentive Stock Options

In general, an eligible employee will not be taxed upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the eligible employee will be required to treat an amount equal to the difference between the fair market value of our common stock on the date of exercise over the exercise price as an item of adjustment in computing the eligible employee’s alternative minimum taxable income. If the eligible employee does not dispose of our common stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of exercise of the ISO, a disposition of our common stock generally will result in long-term capital gain or loss to the individual with respect to the difference between the selling price and the exercise price. We will not be entitled to any federal income tax deduction as a result of such disposition. In addition, we normally will not be entitled to a federal income tax deduction at either the grant or the exercise of an ISO.

If the eligible employee disposes of our common stock acquired upon exercise of the ISO within either of the two above-mentioned time periods, then in the year of disposition, the individual generally will recognize ordinary income, and we will be entitled to a federal income tax deduction (provided we satisfy applicable federal income tax reporting requirements). The amount of income and deduction will be an amount equal to the lesser of (1) the excess of the fair market value of our common stock on the date of exercise over the exercise price or (2) the amount realized upon disposition over the exercise price. Any gain in excess of the amount recognized by the eligible employee as ordinary income will be taxed to the individual as short-term or long-term capital gain (depending on the applicable holding period).

Non-Qualified Stock Options

An eligible employee or an outside director will not recognize any taxable income upon the grant of a Non-ISO, and we will not be entitled to a federal income tax deduction at the time of grant. Upon the exercise of a Non-ISO, the eligible employee or outside director generally will recognize ordinary income in an amount equal to the excess of the fair market value of our common stock on the date the shares are transferred pursuant to the exercise over the exercise price.

Special rules apply, however, if the eligible employee or outside director exercises the Non-ISO within six months of the date of grant. If the sale of the shares within that six-month period could subject the eligible employee or outside director to suit under Section 16(b) of the Exchange Act, the eligible employee or outside director will not recognize income on the date the shares are transferred to him or her, but will recognize income at a later date. In this case, income will be based on the difference between the exercise price and the fair market value of the shares on the date that is the earlier of (1) six months after the date of the grant or (2) the first date that the shares can be sold by the eligible employee or outside director without liability under Section 16(b). However, if the eligible employee or outside director timely elects under Section 83(b) of the Code, fair market value of the shares will be determined on the date the shares are transferred pursuant to the exercise without regard to the effect of Section 16(b).

We will be entitled to a federal income tax deduction (provided we satisfy applicable federal income tax reporting requirements) in an amount equal to the ordinary income recognized by the eligible employee or outside director in the year that the income is recognized by the individual. Upon a later sale of our common stock by the eligible employee or outside director, he or she will recognize short-term or long-term capital gain or loss (depending on the applicable holding period) in an amount equal to the difference between the amount realized on the sale and the fair market value of the shares when ordinary income was recognized.

Stock Appreciation Rights

An eligible employee will recognize ordinary income for federal income tax purposes upon the exercise of an SAR under the Stock 2009 Plan for cash, our common stock or a combination of each. The amount of income that the eligible employee will recognize will equal the amount of cash, if any, and the fair market value of our common stock, if any, that the eligible employee receives as a result of the exercise. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the eligible employee in the same taxable year in which the eligible employee recognizes such income, if we satisfy applicable federal income tax reporting requirements.

Stock Grants

An eligible employee or outside director is not subject to any federal income tax upon the grant of a Stock Grant, nor does the grant of a Stock Grant result in a federal income tax deduction for our Company, unless the restrictions on the stock do not present a substantial risk of forfeiture. In the year that the Stock Grant is no longer subject to a substantial risk of forfeiture, the eligible employee or outside director generally will recognize ordinary income in an amount equal to the fair market value of the shares of our common stock transferred to the eligible employee or outside director, determined on the date the Stock Grant is no longer subject to a substantial risk of forfeiture. If an eligible employee or outside director is subject to Section 16(b) of the Exchange Act and the eligible employee’s or outside director’s sale of the shares within six months of the transfer of the shares to him or her could subject him or her to suit under Section 16(b) of the Exchange Act, the stock will be treated as subject to a substantial risk of forfeiture. If the Stock Grant is forfeited, the eligible employee or outside director will recognize no income and will be allowed no deduction for the forfeiture.

An eligible employee or outside director may elect under Section 83(b) of the Code to recognize the fair market value of our common stock as ordinary income at the time of grant of the Stock Grant. If the employee or director so elects, (1) he or she will not otherwise be taxed in the year that the Stock Grant is no longer subject to a substantial risk of forfeiture and (2) if the Stock Grant is subsequently forfeited, he or she will be allowed no deduction for the forfeiture. Cash dividends paid to an eligible employee or outside director for shares of Stock Grant before the date the Stock Grant is no longer subject to a substantial risk of forfeiture or is forfeited are treated as ordinary income (or dividend income, if a Section 83(b) election was made) in the year received.

We generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the eligible employee or outside director when such ordinary income is recognized, provided we satisfy applicable federal income tax reporting requirements. Depending on the period shares of our common stock are held after receipt by the eligible employee or outside director, the sale or other taxable disposition of the shares will result in short-term or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of the shares generally when ordinary income was recognized.

RSUs

An eligible employee or outside director is not subject to any federal income tax upon the grant of an RSU, nor does the grant of an RSU result in an income tax deduction for our Company. In the year that shares of our common stock are issued pursuant to an RSU and the right of an eligible employee or outside director to such shares is nonforfeitable, the eligible employee or outside director will recognize ordinary income in an amount equal to the value of such shares. If the RSU is forfeited, the eligible employee or outside director will recognize no gain and will be allowed no deduction for the forfeiture.

409A Tax Consequences

To the extent an Option or SAR is granted at a price that equals or exceeds the fair market value of a share of our common stock as determined on the grant date, there should be no adverse tax consequences to an individual under Section 409A of the Code. The possible application of Section 409A of the Code to RSUs would need to be determined based upon the terms and conditions of the RSUs when granted.

Item 3—Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2009

The Audit Committee of our Board of Directors has appointed Grant Thornton LLP, our independent registered public accounting firm since 2005, to serve as our independent registered public accounting firm for fiscal 2009. We are asking shareholders to ratify the Audit Committee’s selection. In the event the shareholders fail to ratify the appointment, the Audit Committee will consider it a direction to consider other independent registered public accounting firms for the subsequent year. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in both our best interests and those of our shareholders. If the accompanying proxy is duly executed and received in time for the annual meeting, and if no contrary specification is made as provided therein, it is the intention of the persons named in the proxy to vote the shares represented thereby for the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2009. Representatives of Grant Thornton LLP are expected to be present at the meeting. They will be given the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Required Affirmative Vote

The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2009 requires the affirmative vote by holders of a majority of the shares of our common stock represented at the annual meeting and entitled to vote.

The Board of Directors believes that this proposal is both in our best interests and those of our shareholders and recommends that our shareholders vote “FOR” Item 3.

CORPORATE GOVERNANCE

The business of our Company is managed by our employees under the direction and oversight of the Board of Directors. Members of the Board of Directors are kept informed of our business through discussions with management, materials provided to them by management and their participation in Board and Board Committee meetings.

Independence

Except for Messrs. Guerry and Bosworth, all of the members of our Board of Directors are “independent” as defined by the applicable listing standards of the Nasdaq Stock Market, Inc. (the “Nasdaq listing standards”). Additionally, Mr. Hogan, a new director nominee, would be independent as defined by the Nasdaq listing standards. The Board of Directors limits membership of the Audit Committee and Compensation Committee to independent directors as defined by the Nasdaq listing standards and the rules and regulations of the Securities and Exchange Commission (“SEC”).

Code of Business Conduct

The Board of Directors has adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, a copy of which may be found on our website at www.chattem.com under Investor Relations—Corporate Governance.

Board of Directors

Composition of Board

Our restated charter, as amended, provides that the number of directors on our Board of Directors shall consist of the number set forth in our bylaws, which is a range from seven to 12 directors. In January 2009, the Board of Directors adopted resolutions increasing the size of the Board of Directors from seven members to eight members and nominating Mr. Hogan for election at the annual meeting to fill the newly-created director position.

The Board of Directors is separated into three classes having staggered terms of three years. At present, two classes consist of two directors and one class consists of three directors; however, with the increase in the size of the Board of Directors from seven members to eight members, two classes will consist of three directors and one class will consist of two members. No member of the Board of Directors serves on more than two other boards of directors of publicly-traded companies.

Board Meetings

The Board of Directors meets quarterly and may convene for special meetings when necessary. During the fiscal year ended November 30, 2008, the Board of Directors conducted a total of four regularly scheduled meetings. Each incumbent director attended 75% or more of the meetings of the Board of Directors and of any committees on which he or she served during this period. We have no established policy regarding Board members’ attendance at the annual meetings of our shareholders. Five of our then seven directors were present at our 2008 annual meeting of shareholders.

At each of its regularly scheduled meetings, the Board of Directors meets in an executive session without members of management present.

Director Nomination Procedure

We seek to attract and retain highly qualified directors who are willing to commit the time and effort necessary to fulfill their duties and responsibilities as a director. The Board of Directors desires to maintain flexibility in choosing appropriate Board candidates, and, therefore, has not adopted specific, minimum qualifications that must be met by a recommended nominee for a position on our Board of Directors. Board candidates are generally considered based on various criteria, including their business and professional skills and experiences, business and social perspective, personal integrity and judgment, and other factors the Board of Directors may deem relevant under the circumstances.

Director nominees are selected by a majority vote of the independent directors as defined by the Nasdaq listing standards, all of whom participate in the consideration of director nominees. The Board of Directors has adopted a resolution addressing the nominations process and such related matters as required under the federal securities laws. Mr. Hogan’s nomination was recommended by management members of our Board of Directors, and, consistent with this resolution, our independent directors selected Mr. Hogan as a new director nominee for election at the annual meeting, based on the criteria discussed above and their knowledge of Mr. Hogan’s financial experience and expertise. Mr. Hogan has served as chief financial officer and currently as senior executive vice president and chief operating officer of a publicly-held company. Given the size and composition of our Board of Directors, we do not have a separate nominating committee or a nominating committee charter.

The Board of Directors does not have a specific policy with regard to the consideration of director nominees recommended or submitted by a shareholder. The Board of Directors will evaluate nominees for directors recommended or submitted by a shareholder on the same basis as other nominees and does not believe a specific policy is appropriate or necessary given the size and composition of our Board and the infrequency with which director nominees have been recommended or submitted in the past. Director nominees recommended or submitted by shareholders should be sent to the attention of our corporate secretary at our executive offices as described in the “Shareholder Proposals” section of this proxy statement.

Compensation Committee

Identification of Members, Functions of Committee and Compensation Consultant

The Compensation Committee is composed of Ruth W. Brinkley, Gary D. Chazen and Philip H. Sanford, each of whom is an independent, non-employee director. As required by the Nasdaq listing standards, the Compensation Committee reviews and approves the compensation arrangements, including salary, annual and long-term incentive awards and other remuneration, for all of our officers, including the named executive officers. The Compensation Committee also is responsible for administration of our stock option plans (except for the 1999 Stock Plan for Non-Employee Directors, referred to herein as the “1999 Director Plan”), our annual cash incentive plan and certain other plans.

The Compensation Committee has retained the services of Pearl Meyer & Partners since April 2007 and formally engaged Pearl Meyer & Partners as its independent compensation consultant in July 2007. Pearl Meyer & Partners advises the Compensation Committee on the principal aspects of executive compensation, including the competitiveness of program design and award values, and prepares an executive and director compensation analysis with respect to the named executive officers and other executive officers, if any. Pearl Meyer & Partners attends certain meetings of the Compensation Committee, participates in executive sessions without members of management in attendance, and also communicates with members of the Compensation Committee outside of meetings. Pearl Meyer & Partners reports directly to the Compensation Committee, although the consultants may meet with management from time to time for purposes of gathering information on proposals that management may make to the Compensation Committee.

Pearl Meyer & Partners does not provide any services to us, except as to matters related to executive and director compensation.

Compensation Committee Charter and Meetings

The Board of Directors has adopted a written charter for the Compensation Committee, which is reviewed and reassessed by the Compensation Committee on an annual basis. A current copy of the charter of the Compensation Committee is available on our website at www.chattem.com under Investor Relations—Corporate Governance. The Compensation Committee met five times in fiscal 2008.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal 2008 were Ruth W. Brinkley, Gary D. Chazen and Philip H. Sanford. The chair of the Compensation Committee was Philip H. Sanford. No member of the Compensation Committee was an officer or employee of ours or any of our subsidiaries at the time of such member’s service on the Compensation Committee during fiscal 2008. None of our executive officers during fiscal 2008 (i) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on our Compensation Committee, (ii) served as director of another entity, one of whose executive officers served on our Compensation Committee or (iii) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as one of our directors.

Audit Committee

The responsibilities of the Audit Committee are described in the charter of the Audit Committee and in the following Audit Committee Report.

Audit Committee Report

Identification of Members and Functions of Committee

The Audit Committee of our Board of Directors is currently composed of three non-employee directors, Samuel E. Allen, Philip H. Sanford and Bill W. Stacy. Each member of the Audit Committee (i) is “independent” as defined by Rule 4200(a)(15) of the Nasdaq listing standards, (ii) meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”), (iii) has not participated in the preparation of our financial statements or those of any of our current subsidiaries at any time during the past three years, and (iv) is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Additionally, we have and will continue to have, at least one member of the Audit Committee who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board of Directors has determined that Mr. Sanford is an “audit committee financial expert” as defined in applicable SEC rules.

Audit Committee Charter and Meetings

The Board of Directors has adopted a written charter for the Audit Committee, which is reviewed and reassessed by the Audit Committee on an annual basis. A current copy of the charter of the Audit Committee is available on our website at www.chattem.com under Investor Relations—Corporate Governance. In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for overseeing our accounting, auditing and financial reporting processes. In addition, the Audit Committee selects our independent registered public accounting firm for each fiscal year. The Audit Committee met eight times in person or via teleconference in fiscal 2008. Prior to the release of quarterly earnings announcements in fiscal 2008, the Audit Committee or a member of the Committee also reviewed and discussed the interim financial information contained therein with our independent registered public accounting firm and our president or vice president, finance or chief financial officer.

Independence of the Registered Public Accounting Firm

The Audit Committee received from Grant Thornton LLP written disclosures and a letter regarding its independence as required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, describing all relationships between us and our independent registered public accounting firm that might bear on the registered public accounting firm’s independence, and discussed this information with Grant Thornton LLP. The Audit Committee specifically considered the provision of non-audit services by Grant Thornton LLP and concluded that the nature and scope of such services provided to us did not compromise Grant Thornton LLP’s independence. The Audit Committee also reviewed and discussed with management and with Grant Thornton LLP the quality and adequacy of our internal controls. The Audit Committee also reviewed with Grant Thornton LLP and our financial management the audit plans, audit scope and audit procedures. The discussions with Grant Thornton LLP also included the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Review of Audited Financial Statements

The Audit Committee has reviewed our audited consolidated financial statements as of and for the fiscal year ended November 30, 2008, and has discussed the audited consolidated financial statements with management and with Grant Thornton LLP. Based on all of the foregoing reviews and discussions with management and Grant Thornton LLP, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended November 30, 2008 as filed with the SEC.

The foregoing report is submitted by the Audit Committee, consisting of Samuel E. Allen, Philip H. Sanford and Bill W. Stacy.

The foregoing Report of the Audit Committee should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the “Securities Act”) or under the Exchange Act, except to the extent that we specifically incorporate the information by reference, and shall not otherwise be deemed to be soliciting material or to be filed under the Securities Act or the Exchange Act.

Policies and Procedures for the Approval of Related Person Transactions

The Audit Committee Charter provides that the Audit Committee shall oversee the conduct of appropriate review of all related party transactions (as defined in the applicable SEC rules and regulations) for potential conflicts of interest situations on an ongoing basis and that all such related party transactions must be approved by the Audit Committee. In January 2008, the Audit Committee adopted a written related party transactions policy. In accordance with this policy, the Audit Committee on a timely basis reviews and, if appropriate, approves all related party transactions.

At any time in which an executive officer, director or nominee for director becomes aware of any contemplated or existing transaction that, in that person’s judgment may be a related party transaction, such person is expected to notify the chair of the Audit Committee of the transaction. Generally, the chair of the Audit Committee reviews any reported transaction and may consult with outside legal counsel regarding whether the transaction is, in fact, a related party transaction requiring review by the Audit Committee. If the transaction is considered to be a related party transaction, then the Audit Committee will review the transaction and, in deciding whether to approve the transaction, will consider the factors it deems appropriate under the circumstances, including:

•	the approximate dollar amount involved in the transaction, including the amount payable to the related person;

•	the nature of the interest of the related person in the transaction;

•	whether the transaction may involve a conflict of interest;

•

whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties and, if so, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and

•	the purpose of the transaction and any potential benefits to us.

While the foregoing procedures and considerations were followed during fiscal 2008 in its entirety, they were not in writing until the Audit Committee adopted the written related party transactions policy in January 2008.

During fiscal 2008, there were no related party transactions to report in this proxy statement.

Audit Committee Pre-Approval of Services by the Independent Registered Public Accounting Firm

In accordance with its charter and applicable rules and regulations adopted by the SEC, the Audit Committee reviews and pre-approves any engagement of the independent registered public accounting firm to provide audit, review or attest services or non-audit services and the fees for any such services. The Audit Committee annually considers and, if appropriate, approves the provision of audit services by the independent registered public accounting firm. In addition, the Audit Committee periodically considers and, if appropriate, approves the provision of any additional audit and non-audit services by our independent registered public accounting firm that are neither encompassed by the Audit Committee’s annual pre-approval nor prohibited by applicable rules and regulations of the SEC. The Audit Committee has delegated to the chair of the Audit Committee, Mr. Allen, the authority to pre-approve, on a case-by-case basis, any such additional audit and non-audit services to be performed by our independent registered public accounting firm. Mr. Allen reports any decision to pre-approve such services to the Audit Committee at its next regular meeting.

Audit and Non-Audit Fees

The following table presents fees billed to us for each of our fiscal years ended November 30, 2007 and November 30, 2008 for professional services rendered by Grant Thornton LLP as our independent registered public accounting firm:

Type of Fees	2007	2008
Audit Fees (1)	$762,450	$635,900
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—

Total	$762,450	$635,900

(1)	Audit fees consist of services rendered for the audit of the annual financial statements, including required quarterly reviews, statutory and regulatory filings or engagements and services that generally only the independent registered public accounting firm can reasonably be expected to provide.
(2)	Audit-related fees are for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements or that are traditionally performed by the independent registered public accounting firm and are not included in the “Audit Fees” category.
(3)	Tax fees are for professional services rendered for tax compliance, tax advice and tax planning.
(4)	All other fees are for services other than those in the previous categories such as permitted corporate finance assistance and permitted advisory services.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Overview

The Compensation Discussion and Analysis section of this proxy statement is intended to help shareholders understand our executive compensation philosophy, objectives, elements, administration and practices. It is also intended to provide context for the compensation information for our chief executive officer, chief financial officer and other named executive officers detailed in the compensation tables that follow this Compensation Discussion and Analysis.

Fiscal 2008 in Review

Building upon our results in fiscal 2007, we continued our momentum in fiscal 2008 with revenue and earnings growth despite a difficult environment characterized by rapid deterioration in global economic conditions. In addition to funding our operations, the cash flow of the business in fiscal 2008 allowed us to continue to reduce debt, repurchase shares of our common stock, fund the settlement of litigation claims and increase our year-end cash balances. Our net sales and adjusted earnings per share increased 7% and 26%, respectively, over fiscal 2007, demonstrating the effective performance of our executive team. In the context of these positive results and consistent growth, even during the economic recession, we believe amounts paid to our executives during fiscal 2008, as discussed below, appropriately reflect and reward their performance and contribution to increased shareholder value. In addition, among other actions taken during fiscal 2008, the Compensation Committee undertook to update our existing and future severance arrangements with executives in a manner more consistent with current practices.

Executive Compensation Philosophy and Objectives

Our overarching executive compensation philosophy is to align our compensation program with the long-term best interests of shareholders. To that end, we target base salary and annual cash incentives at slightly below our peer group median while providing long-term incentive opportunity significantly above the median for our executives. Consistent with our philosophy, the Compensation Committee is guided by the following objectives when administering our overall compensation program, in which base salary, annual incentives and long-term incentives are the principal components:

•

Alignment with Shareholders’ Interests—Providing the long-term incentive component of our compensation program in the form of equity grants, so the total compensation of executives is tied directly to the ultimate value realized by shareholders through ownership of our stock.

•	Competitiveness—Providing a total compensation opportunity that allows us to attract, motivate and retain the executive talent we need to maximize our return to shareholders.

•	Motivate Achievement of Goals—Providing incentive pay opportunities based upon our annual as well as our long-term financial performance.

•	Reward Superior Performance—Providing total compensation that appropriately awards performance that exceeds target achievement.

Executive Compensation Program Administration

Pursuant to the terms of the charter for the Compensation Committee, the Compensation Committee is responsible for the review and approval of all aspects of our executive compensation program regarding the compensation of our executive officers, including the chairman and chief executive officer. Specifically, the Compensation Committee is charged with the following responsibilities and duties, among others:

•	Periodic review of our general executive compensation policies and strategies;

•	Review and approval of corporate incentive goals and objectives relevant to compensation;

•

Evaluation of individual performance results in light of the established goals and objectives and, based upon its evaluation and performance of the executive officers, determination of the annual compensation of the executive officers, including, but not limited to, the salary, bonus, incentive and equity compensation of the executive officers;

•	Periodic review of our equity-based and incentive compensation plans and recommendation of, as deemed necessary, any changes in such plans to the Board of Directors; and

•	Approval of all awards to any executive officer, including the chairman and chief executive officer, under any equity-based or incentive compensation plan.

To assist the Compensation Committee with assessing compensation for fiscal 2008 and establishing executive compensation for fiscal 2009, the Compensation Committee retained Pearl Meyer & Partners as its independent compensation consultant. The relationship between the Compensation Committee and Pearl Meyer & Partners is described in more detail under the heading “Corporate Governance—Compensation Committee” above.

Although the Compensation Committee is responsible for the review and approval of all aspects of our executive compensation program, the individual performance criteria under our annual cash incentive plan are assessed at the end of each fiscal year by (i) the Compensation Committee for the chairman and chief executive officer and the president and chief operating officer; and (ii) the chairman and chief executive officer and the president and chief operating officer for all other plan participants. Additionally, the chairman and chief executive officer and the president and chief operating officer recommend salary adjustments and equity grants for other executives. The recommendations of the chairman and chief executive officer and the president and chief operating officer are based upon an assessment of each executive’s individual performance, performance of the executive’s respective business or function, retention considerations and market factors. The Compensation Committee reviews these recommendations before making its decision. The chairman and chief executive officer does not play any role in the Compensation Committee’s deliberation of matters impacting his own compensation.

Executive Compensation Competitiveness

We seek to ensure that our total compensation package is competitive when compared to our competitive market for executive talent so that we can attract, motivate and retain the executive talent we need in order to maximize our return to shareholders. We define our competitive market as the market represented by our peer group and the companies comprising the survey data.

In fiscal 2007, Pearl Meyer & Partners prepared a report for the Compensation Committee that compared the compensation for certain of our officers to published and private survey data as well as a peer group of companies within the personal products and over-the-counter drug industries with similar distribution channels as our Company. The survey data primarily consisted of non-durable manufacturers and provided a view of the broad market for executive talent. At the time the report was completed, the peer group data consisted of 14 companies in the personal products and over-the-counter drug industries and provided a view of the industry-specific market for executive talent. The Compensation Committee may from time to time review other information it deems relevant in assessing the competitiveness of our executive compensation program. In fiscal 2008, Pearl Meyer & Partners provided an updated analysis based on data from the 2007 report, which the Compensation Committee believed provided sufficient information upon which to base executive compensation pay decisions for fiscal 2008.

Description of Peer Group and Survey Data

The following narrative provides additional information and material characteristics of the peer group and survey data.

Peer Group

The peer group consists of companies in the personal products and over-the-counter drug industries with distribution channels similar to ours and provides a view of the industry-specific market for executive talent for which we compete. The following companies comprised our peer group for the 2007 report and the updated analysis in 2008:

Alberto-Culver Company	Church & Dwight Co., Inc.
Revlon, Inc.	The Hain Celestial Group, Inc.
Playtex Products, Inc.	Helen Of Troy Limited
Inverness Medical Innovations, Inc.	Del Laboratories, Inc.
Bare Escentuals, Inc.	Adams Respiratory Therapeutics, Inc.
Prestige Brands Holdings, Inc.	Schiff Nutrition International, Inc.
Nutraceutical International Corporation	Bradley Pharmaceuticals, Inc.

Following an initial proposal by Pearl Meyer & Partners and discussions with the Compensation Committee to identify the companies comprising our competitive market based on the characteristics described above, the peer group was approved by the Compensation Committee for compilation of the 2007 report. The Compensation Committee believed that this peer group was representative of the companies with which we share similar industry profiles and competes for executive talent. Since the 2007 report was completed, four peer group companies have merged with other entities: Playtex Products, Inc.; Del Laboratories, Inc.; Adams Respiratory Therapeutics, Inc.; and Bradley Pharmaceuticals, Inc. These changes would be reflected in any new compensation reports requested by the Compensation Committee, in which peer group data is provided. Additionally the peer group will be reviewed periodically and changed, if necessary, with the approval of the Compensation Committee.

Survey Data

In compiling the survey data, Pearl Meyer & Partners reviewed published and private survey data from nationally recognized sources. The analysis matched executive positions by responsibilities and limited the scope of companies to non-durable manufacturers with revenues similar to ours.

Conclusions of the Compensation Committee

Upon conclusion of its review of the survey and peer group data prepared by Pearl Meyer & Partners, the Compensation Committee determined that our current total compensation package is consistent with our philosophy of paying slightly below market cash compensation and providing significantly above market long-term incentive opportunity to our executives. Total direct compensation, which is the sum of base salary, target annual cash incentive award and target grant date value of the long-term incentives, based on the review was significantly above the survey median and generally between the 50th and 75th percentile of the peer group. Our executives’ total compensation is heavily weighted toward performance-based compensation through annual cash incentive awards and awards of equity-based long-term compensation. If shareholder return does not increase and targeted corporate performance levels are not achieved, our executives’ total compensation is likely to be significantly below the competitive market. Based on the executive compensation review and the heavily performance-based structure of our executive compensation program, the Compensation Committee considers the compensation paid to our executives to be within a reasonable market range.

Principal Components of Compensation

During fiscal 2008, the principal components of compensation for our executive officers consisted of base salary, annual cash incentive opportunity and equity-based long-term incentives. The Compensation Committee believes that the elements of our executive compensation program are competitive and further our objectives of motivating achievement of our short and long-term financial performance goals, rewarding superior performance, retaining executive talent and aligning the interests of our executives and shareholders.

The principal components of our executive compensation program and the purpose of each component are shown in the table below along with our competitive position for each component. Competitive positions are expressed in relationship to the median value of those companies in the peer group but are not targeted to a particular percentile or range. As was the case in fiscal 2007, each component of the named executive officers’ compensation was consistent with these competitive positions during fiscal 2008.

Compensation Component	Competitive Position	Purpose
Salary	Slightly below the median of the competitive market	Fixed component of pay intended to compensate the individual fairly for the responsibility level of the position held

Annual incentives	Slightly below the median of the competitive market	Variable component of pay intended to reward and motivate the individual’s contribution to achieving our short-term/annual objectives

Long-term incentives	Significantly above the median of the competitive market	Variable component of pay intended to motivate and reward the individual’s contribution to achieving our long-term objectives

Mix of Compensation Components

In determining how we allocate an executive’s total compensation package among the principal components of base salary, annual incentives and long-term incentives, the Compensation Committee emphasizes compensation elements that reward performance measures that correlate closely with increases in shareholder value, in accordance with our underlying compensation philosophy. Accordingly, a significant portion of our executive compensation is at-risk, including the annual incentives and long-term incentives that are primarily based on our performance. Our chairman and chief executive officer and other executive officers have a higher percentage of at-risk compensation (and thus greater upside potential and downside risk) relative to our other employees. The Compensation Committee believes this is appropriate because the executive officers have the greatest influence on our performance. Long-term incentive awards represent the potentially largest component of pay in order to encourage sustained long-term performance and retention of executive talent and ensure alignment with the interests of our shareholders.

The table below illustrates the approximate total compensation of the named executive officers by each principal type of compensation reflected in the table and the percentage each type of compensation represents of the executives’ total direct compensation for fiscal 2008. The principal types of compensation, for each of the named executive officers, include:

•	annual base salary, which is the named executive officer’s base salary as of the beginning of fiscal 2008;

•	the potential annual incentive award at the targeted level of corporate performance (Level 2) for fiscal 2008, which is derived from base salary at the beginning of fiscal 2008; and

•

the value of the equity-based long-term compensation award made to the named executive officer in April 2008, subject to applicable vesting periods and based on projected fair value pursuant to the flex lattice model, which is a permitted valuation method under the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment” (“SFAS 123R”).

The long-term equity based award amounts in the table below differ from the values for stock awards and option awards set forth in the Fiscal 2008 Summary Compensation Table, which are based upon the amount of expense recognized in fiscal 2008 for awards and grants made in fiscal 2008 and prior years pursuant to SFAS 123R. Further, the actual annual incentive payments reflected in the Fiscal 2008 Summary Compensation Table were made based on achievement of corporate performance at slightly above Level 3 in fiscal 2008, whereas the values used in computation of the annual incentive award amounts in the table below are based on the potential fiscal 2008 award at targeted performance (Level 2).

Named Executive Officers	December 1, 2007 Base Salary	Target Annual Incentive Award		Long-Term Equity-Based Award	Total Direct Compensation
Zan Guerry Chairman and Chief Executive Officer	$589,248 24%	$294,624 12%		$1,539,395 64%	$2,423,267 100%

Robert E. Bosworth President and Chief Operating Officer	$421,600 26%	$210,800 13%		$979,615 61%	$1,612,015 100%

Robert B. Long Vice President and Chief Financial Officer	$160,000 29%	$49,875 9	(1) %	$335,868 62%	$545,743 100%

Theodore K. Whitfield, Jr. Vice President, General Counsel and Secretary	$163,000 30%	$48,900 9%		$335,868 61%	$547,768 100%

(1)	Mr. Long’s target annual incentive award was determined based on a weighted average of his base salary of $160,000 as of December 1, 2007 and his base salary of $175,000 as of July 23, 2008, the date of his promotion to vice president and chief financial officer.

Compensation of Certain Officers

Our chairman and chief executive officer and our president and chief operating officer each have the potential to receive higher levels of incentive awards and total compensation than the other named executive officers. When setting the compensation opportunities for each of these more highly compensated officers, the Compensation Committee determined that both the chairman and chief executive officer and the president and chief operating officer have a larger impact in their roles on our actual day-to-day and long-term performance. Each of these officers is responsible for setting our overall financial and operational strategic vision, both on an annual and long-term basis. Additionally, these officers identify and oversee the selection and implementation of product line acquisitions and divestitures which have played a historically critical role in our development.

Salary

Our base salary program is based on a philosophy of providing salaries that are slightly below median market rates for companies within our peer group. The Compensation Committee believes that offering base pay at this level, when considered in a total compensation package that includes potential for long-term incentives significantly above the median, plays an important role in our ability to attract and retain executive talent.

Base salary levels are dependent on each individual employee’s job responsibilities and performance over time. Consequently, employees with higher levels of responsibility and sustained performance over time will be paid correspondingly higher salaries.

Salaries for executives are reviewed and revised annually, typically effective on June 1 of each year, based on a variety of factors, including individual performance (assessed in a qualitative fashion) and general levels of market salary increases. The Compensation Committee evaluates the performance of our chairman and chief executive officer and our president and chief operating officer, who in turn recommend to the Compensation Committee salary levels for our other executive officers. Based upon analyses completed in fiscal 2008, the Compensation Committee determined the overall base salary market position for our executives to be slightly below the peer group median, which is consistent with our general compensation philosophy.

In June 2008, upon consideration of general regional market data, the updated analysis prepared by Pearl Meyer & Partners and individual performance, the Compensation Committee determined that base salary increases were appropriate for the named executive officers effective as of June 1, 2008. The base salaries of Messrs. Guerry, Bosworth and Whitfield were each increased 4%, predominately based upon individual performance and market data, which was also consistent with survey data regarding projected salary increases for officers and executives in 2008 in the manufacturing industry. Mr. Long’s base salary was increased 9%, predominately based upon his assumption of additional responsibilities in connection with his promotion to vice president and chief financial officer, and also considering individual performance and market data.

Annual Incentives

Our annual cash incentive plan is intended to assist us in rewarding and motivating key employees for achieving annual corporate financial performance goals. In addition, the Compensation Committee may adjust downward (but not upward) the amounts earned under the corporate performance goal based on individual performance. The plan was approved by our shareholders in May 2008 and is administered by and under the direction of the Compensation Committee. Awards under the plan are intended to comply with the exemption for performance-based compensation from the deduction limitations under Section 162(m) of the Internal Revenue Code and thereby be fully deductible by us.

Annual incentive awards are paid based on the achievement of specified performance goals, established sufficiently in advance by the Compensation Committee, for targeted levels of corporate performance for the applicable performance period. The Compensation Committee historically has used earnings per share (“EPS”) (subject to adjustment by the Compensation Committee to exclude certain unusual and non-recurring items) as an annual performance measure based on the belief that using EPS motivates executives to focus on achieving our annual performance objectives, which is consistent with our philosophy of rewarding executives based on performance measures that correlate with increases in shareholder value.

Under the terms of the annual cash inventive plan, the Compensation Committee establishes, within the time period required under Section 162(m) of the Internal Revenue Code, goals for the achievement of targeted levels of corporate performance for the performance period. In fiscal 2008, goals were established for four targeted levels of corporate performance for the year. The goal for the minimal level of performance (Level 1) must be achieved as a condition to any payouts under the annual cash incentive plan. The goal for the targeted performance level (Level 2) each fiscal year, when based on annual earning per share measures, is set within the range of forecasted results for that year.

Each plan participant, including the named executive officers and other key management employees, is eligible for a range of potential annual incentive awards, expressed as a percentage of the participant’s annual base salary. These percentages are based both on groupings within which the participant’s position in our Company falls (with higher percentages assigned to groupings of higher-level positions) and on the corporate performance level achieved (with higher percentages assigned to higher levels of performance, Level 4 being the highest and Level 1 being the lowest). The table below sets forth the range of potential annual incentive awards (expressed as percentages of annual base salary) established for plan participants in fiscal 2008.

Corporate Performance Level	Participant Group
	Chairman and CEO	President and COO	All Other NEOs
4	150.0%	100.0%	60.0%
3	100.0%	75.0%	45.0%
2 (target)	50.0%	50.0%	30.0%
1	25.0%	25.0%	15.0%

In January 2009, the Compensation Committee corrected an error in the annual cash incentive plan payout schedule. The table incorrectly reflected a payment equal to 75% of base salary at corporate performance Level 3 for our chairman and chief executive officer, which was corrected to 100% of base salary. The corrected percentage of 100% is the same as had been in effect since January 2004 for our chairman and chief executive officer at this level under our prior short-term incentive plan. As previously disclosed, the correction was in force as of the date on which the plan first became effective, and was made to reflect the original understanding and intent of our Board of Directors and Compensation Committee at the time the plan was adopted.

If performance falls between any two established goals, then the associated potential incentive award will be determined by means of straight-line interpolation.

The potential incentive award associated with each specified participant group and performance level (including any interpolated point between performance levels) represents the maximum amount that may be awarded. Accordingly, the maximum incentive awards that could be awarded to the named executive officers under the annual cash incentive plan are as follows: Mr. Guerry—(150% x annual base salary); Mr. Bosworth—(100% x annual base salary); and all other named executive officers—(60% x annual base salary).

Although each participant generally is entitled to receive 100% of his or her potential incentive award based solely on achievement of a corporate performance goal falling within one of the specified levels, the Compensation Committee may reduce the incentive award otherwise payable if it is determined that the participant’s individual performance for the applicable performance period warrants such a reduction. However, any such reduction is limited, based on participant groupings, to a percentage of the incentive award otherwise payable as set forth in the table below.

Participant Grouping	Possible Reduction
Chairman and CEO	30%
President and COO	40%
All Other NEOs	40%

Evaluation of the corporate performance criteria is based on achievement of goals established for the specified performance levels. The higher the participant’s position in our Company, the greater weighting (relative to the possible reduction based on individual performance) this criteria generally receives, which the Compensation Committee believes appropriately reflects the participant’s relative impact on corporate performance.

Evaluation of the individual performance criteria is assessed in a non-formula fashion relative to various qualitative objectives and criteria, such as the participant’s overall contribution to our success and successful implementation of business strategy. The individual performance criteria is assessed each year by (i) the

Compensation Committee for the chairman and chief executive officer and the president and chief operating officer, and (ii) the chairman and chief executive officer and the president and chief operating officer for all other plan participants.

Where performance goals have been based on fiscal year-end EPS measures, the corporate performance levels have typically been set such that there is an equal incremental spread between the levels and the EPS goal for the targeted performance level (Level 2) has been set within the range of forecasted results for that year. In fiscal 2008, the Compensation Committee established EPS goals for corporate performance Levels 1, 2, 3 and 4 at $3.98, $4.10, $4.22 and $4.34, respectively. For the purpose of measuring corporate performance for fiscal 2008, the Compensation Committee elected to exclude from earnings the impact of employee stock option expenses under SFAS 123R, debt extinguishment charges and non-recurring charges related to the settlement of specific product litigation and product recall expenses consistent with the established goals. The fixed number of outstanding shares used in measuring corporate performance was established by the Compensation Committee as 19,400,000 based on the weighted average number of shares of our common stock, on a fully-diluted basis, for fiscal 2008. Our adjusted EPS for purposes of the performance calculation was $4.24, in excess of the goal set for Level 3, for fiscal 2008. Because individual performance levels were determined to be satisfactory, the Compensation Committee did not reduce the amount of the award. Plan participants received a payout equal to Level 3.10, which was determined by means of straight line interpolation.

The Compensation Committee strives to keep the level of performance necessary to achieve our targeted corporate level (Level 2) consistent from year to year. Over the past five fiscal years (including fiscal 2008), we have (i) achieved corporate performance Level 3 two times; (ii) achieved our maximum corporate performance Level 4 two times; and (iii) failed to achieve the minimum corporate performance Level 1 one time. Fiscal 2009 EPS goals and participant groupings have been set by the Compensation Committee in a manner generally consistent with that used in fiscal 2008.

Long-Term Incentives

Our long-term incentive program is designed to motivate, retain and reward talented executives in achieving long-term financial results that are aligned with the best interests of shareholders. All long-term incentives are equity-based and are provided under shareholder approved, and Compensation Committee administered, stock incentive plans. Consistent with our compensation philosophy, the components of executive compensation other than long-term incentives generally are designed to be conservative and slightly below our competitive market. In contrast, we offer our executives equity-based long-term incentive opportunity significantly above our competitive market because the Compensation Committee believes that the compensation of management should be directly aligned with the value and appreciation in value of our stock. The Compensation Committee also believes that equity-based awards provide a retention incentive to key management.

We have historically provided long-term incentives to executives in the form of non-qualified stock options. The Compensation Committee believes that stock options are an effective form of equity awards because they only result in gain to the recipient of the stock option award if our stock price increases above the exercise price of the options. In addition, stock options are intended to help retain key employees because they generally vest over a period of four years and, if not exercised, are forfeited if the employee leaves the Company before retirement, subject to limited exceptions discussed under the heading “Company Stock Plans” below.

Under our existing stock incentive plans, all stock options are awarded at 100% of the fair market value of the stock on the last business day prior to the date of the grant. All stock options have a term of not more than ten years. Generally, stock option grants vest at a rate of 25% per year beginning one year after the date of grant. The exercise price is payable in cash, shares of our stock or some combination thereof.

We use a targeted number of shares as our option methodology which is set within the framework of the Compensation Committee’s belief that long-term incentives should be a significant component of executive compensation. Individual stock option grants are based on the job level of each participant in the Company and individual performance. We may also modify the number of shares when considering factors such as the potential compensation cost impact to us calculated under SFAS 123R, market practices and the number of shares reserved under the plan for grants. Stock options were granted to our named executive officers in April 2008 consistent with this methodology.

The Compensation Committee believes that while options provide a strong alliance of the interests of management and shareholders generally, options may have a more limited effect in retaining qualified management personnel during prolonged periods in which the market price for our stock is generally volatile or decreasing. In order to provide the Compensation Committee the discretion and flexibility to customize equity-based grants in light of changing circumstances or unique situations, our long-term incentive plans are omnibus plans. These plans allow for a number of types of equity-based long-term awards such as restricted stock grants, incentive stock options, stock appreciation rights and performance shares or units in addition to non-qualified stock options.

We did not grant restricted stock awards to any plan participant in fiscal 2008. The Compensation Committee has, in some instances, viewed grants of restricted stock as a means of rewarding our officers for specific accomplishments, such as completing acquisitions, while stock option grants are typically made annually as part of the overall compensation package. Restricted stock granted by the Compensation Committee is subject to restrictions as to transferability and conditions of forfeiture as determined by the Committee. Each grant of restricted stock is made pursuant to an agreement which specifies the restrictions thereon and the terms and conditions governing the termination of such restrictions. Shares of restricted stock granted to named executive officers in years prior to fiscal 2008 vest in equal one-fourth increments beginning on the first anniversary of the date of grant.

The Compensation Committee will periodically review its equity granting practices under the plans in the context of our compensation philosophy to ensure an appropriate mix of base salary, annual incentive and long-term incentive within the philosophy of providing strongly competitive total direct compensation opportunities.

In connection with this annual meeting, we are asking shareholders to approve a new equity incentive plan, the 2009 Plan, which will be administered in a manner consistent with that of our existing equity plans.

Retirement and Other Benefit Programs

Retirement Programs

All salaried employees, including the named executive officers, participate equally in our retirement program, which primarily consists of the Savings and Investment Plan, a defined contribution 401(k) plan. Under the 401(k) plan, we currently contribute 3% of the participants’ eligible pay and make an additional matching contribution of 25% of the participant’s salary deferral contribution up to 6% of the participant’s eligible salary. A participant’s eligible compensation for purposes of computing both our initial 3% contribution and matching contribution is based on the limitations currently in effect under the Internal Revenue Code for deductibility of employer contributions to defined benefit plans. Employees are always fully vested in their and our contributions to the 401(k) plan.

In October 2000, the Board of Directors adopted an amendment to freeze the Chattem, Inc. Pension Plan, a noncontributory defined benefit pension plan, effective December 31, 2000. No new participants were allowed to enter the pension plan, and current participants were not allowed to accrue further benefits after that date. Mr. Guerry is the only named executive officer participating in the pension plan. The frozen monthly accrued benefit payable at age 65 for Mr. Guerry is $1,714.

We also maintain a defined benefit postretirement healthcare plan for certain employees who have met specific age and service requirements (the “Retiree Health Plan”). The Retiree Health Plan provides benefits to certain eligible employees over the age of 65. On May 31, 2006, Retiree Health Plan eligibility was restricted to current retirees and those active employees that were retirement eligible as of that date (age 55 and 10 years of service or age 65). Contributions to the Retiree Health Plan are limited to $1,500 per participant per year and are paid monthly on a fully insured basis. Retiree Health Plan participants are required to pay any insurance premium amount in excess of the employer contribution. Mr. Guerry is the only named executive officer eligible to participate in the Retiree Health Plan.

Healthcare Plan

The named executive officers participate in the same healthcare plans on the same basis as our other employees.

Life and Disability Insurance

The named executive officers, except for Mr. Guerry, participate in a life insurance program generally available to all salaried employees that provides for a death benefit of up to 300% of the employee’s annual earnings, which includes base salary and payments under our annual cash incentive plan, during the 24-month period prior to death, but in no case will the death benefit be greater than $750,000. Mr. Guerry receives life insurance benefits only offered as supplemental life insurance to certain of our other officers and will receive a death benefit of $1,450,000. The named executive officers also participate in a long-term disability program generally available to all salaried employees that can replace up to 60% of gross monthly income, based upon annual salary plus the prior two years’ average bonus up to a maximum monthly benefit of $15,000. Additionally, Messrs. Guerry and Whitfield participate in a supplemental income protection plan offered only to certain of our officers that can provide an additional benefit up to a maximum amount of $3,000 per month in the event of long-term disability.

Perquisites

We provide a limited number of perquisites to the named executive officers. Perquisites generally consist of the following: personal use of the Company-owned aircraft by Mr. Guerry and provision of a car allowance to Mr. Guerry pursuant to the terms of his employment agreement. These perquisites represent a relatively insignificant portion of Mr. Guerry’s total compensation. The aggregate incremental cost to us for these perquisites is set forth in the Fiscal 2008 Summary Compensation Table under the “All Other Compensation” column and related notes.

Defined Benefit and Deferred Compensation Plans

Other than as described above, we do not actively maintain any supplemental defined benefit or deferred compensation plans. The fact that we do not maintain or offer such plans to our executive officers is a factor in the decision of the Compensation Committee to provide executives with significant long-term incentive opportunities.

Severance and Change in Control

We have entered into both an employment agreement and a severance agreement with Mr. Guerry and have entered into severance agreements with each of our other named executive officers. The Compensation Committee believes that such agreements are necessary to attract and retain executives and align the interests of management and shareholders during a period of an actual or rumored change in control. The benefits provided for under the severance agreements are designed to preserve the focus and productivity of management, avoid disruption and prevent attrition during a period of uncertainty. These agreements are also believed to make the objective assessment of a potential transaction that may be in our shareholders’ best interests easier notwithstanding the potential negative impact of a transaction on an executive’s future employment. Additionally, the employment agreement and the severance agreements each impose certain restrictions on the executive’s ability to obtain employment competitive with our Company.

For a detailed description of the employment agreement and severance agreement with Mr. Guerry and the severance agreements with the other named executive officers, see the section entitled “Potential Payments Upon Termination or Change in Control” below.

Equity Based Compensation Award Practices

The Compensation Committee has determined that annual executive officer stock option grants will be made in April of each fiscal year at the Compensation Committee’s scheduled quarterly meeting. The Compensation Committee may also make grants of equity awards to executive officers at other times during the year due to special circumstances, such as new hires or promotions. We do not reprice options and if our stock price declines after the grant date, we do not replace options. We do not seek to time equity grants to take advantage of information, either positive or negative, about us that has not been publicly disclosed. Option grants are effective on the date the award determination is made by the Compensation Committee and under our existing long-term incentive plans the exercise price of options is the closing market price of our common stock on the business day prior to the date of the grant. The Compensation Committee also has the discretion to set the exercise price of options higher than the closing market price of our common stock on the date prior to the grant date.

Tax and Accounting Information

The Internal Revenue Code contains a provision that limits the tax deductibility of certain compensation paid to the named executive officers. This provision disallows the deductibility of certain compensation in excess of $1,000,000 per year unless it is considered performance-based compensation under the Internal Revenue Code. At our 2008 annual meeting, we received shareholder approval of the annual cash incentive plan in order to qualify awards under the plan for the exemption for performance-based compensation under Section 162(m) of the Internal Revenue Code in fiscal 2008 and in future years for the duration of the plan. The Compensation Committee retains the discretion to provide compensation outside the annual cash incentive plan that is not performance-based under Section 162(m) where it determines that such awards are in both our best long-term interests and those of our shareholders. Similarly, we seek shareholder approval of the 2009 Plan at this annual meeting in order to qualify eligible awards under the 2009 Plan for the performance-based exemption from the deduction limitations under Section 162(m) of the Internal Revenue Code.

We account for equity incentive grants under SFAS 123R. For options granted after we adopted SFAS 123R on December 1, 2005, the fair value of each stock option grant was estimated on the date of grant using a flex lattice model. For options granted prior to this date, we used the Black-Scholes option pricing model. During fiscal 2008, we made no modification to equity grants that resulted in a remeasurement of expense under SFAS 123R.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended November 30, 2008 and in this proxy statement.

Compensation Committee:

Ruth W. Brinkley, Gary D. Chazen, and Philip H. Sanford

The foregoing Report of the Compensation Committee should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate the information by reference, and shall not otherwise be deemed to be soliciting material or to be filed under the Securities Act or the Exchange Act.

Fiscal 2008 Summary Compensation Table and Narrative Disclosure

The narrative, table and footnotes below describe the total compensation paid for fiscal years 2007 and 2008 to the named executive officers, who are:

•	Zan Guerry (our chairman and chief executive officer),

•	Robert E. Bosworth (our president and chief operating officer),

•	Robert B. Long (our vice president and chief financial officer), and

•	Theodore K. Whitfield, Jr., the next most highly compensated individual who was serving as an executive officer on November 30, 2008, the last day of our fiscal year.

Because the named executive officers are our only officers who were performing functions that meet the SEC’s definition of an executive officer for fiscal 2008, as determined by the Board of Directors, no other person has been included as a named executive officer in this proxy statement. The Board of Directors reviews on at least an annual basis which of our officers perform functions that meet the definition of an executive officer under applicable SEC rules.

The components of the total compensation reported in the Fiscal 2008 Summary Compensation Table are described in the footnotes to the table below. For detailed information on the role of each component within the total compensation package, see the description under the heading “Compensation Discussion and Analysis” above.

Fiscal Year 2008 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value ($) (5)	All Other Compensation ($) (6)	Total ($)
Zan Guerry	2008	597,836	280,935	888,333	618,711	28,560	72,849	2,487,223
Chairman and Chief Executive Officer	2007	591,424	531,060	793,438	826,800	—	74,724	2,817,446

Robert E. Bosworth	2008	427,529	—	546,058	326,740	—	10,575	1,310,902
President and Chief Operating Officer	2007	420,800	—	303,915	390,000	—	18,125	1,132,840

Robert B. Long	2008	166,276	—	156,793	77,306	—	9,388	409,763
Vice President and Chief Financial Officer	2007	148,594	—	76,586	90,000	—	7,819	322,999

Theodore K. Whitfield, Jr.	2008	166,250	17,685	217,808	75,795	—	10,803	488,341
Vice President, General Counsel and Secretary	2007	165,931	17,685	166,055	94,080	—	9,295	453,046

(1)	Salary Column This column represents the base salary paid during the fiscal year and is calculated based on 26 biweekly pay periods during fiscal 2008 and 27 biweekly pay periods during fiscal 2007.

(2)

Stock Awards Column This column represents the compensation expense recognized by us for financial statement reporting purposes, computed in accordance with SFAS 123R, with respect to the fair value of restricted stock awards granted in prior fiscal years that continue to be expensed under SFAS 123R. We did not grant restricted stock awards to any named executive officer in fiscal 2008 or fiscal 2007. Pursuant to SEC rules, these amounts exclude any forfeiture assumptions related to service-based vesting conditions. Under SFAS 123R, compensation expense is calculated using the closing price of our common stock on the date of grant and amortized as compensation expense over the vesting period of the award. The amounts in the table reflect the additional compensation expense reflected in our fiscal year-end financial statements related to the prior restricted stock awards and do not reflect the value actually realized by the named executive officers.

The assumptions used for the valuations are set forth in Note 2 under the heading “Stock-Based Compensation” to our audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended November 30, 2008. See the table and related notes under the heading “Outstanding Equity Awards at 2008 Fiscal Year-End” below for information with respect to stock grants made prior to fiscal 2008.

(3)	Option Awards Column This column represents compensation expense recognized by us for financial statement reporting purposes, in accordance with SFAS 123R, with respect to the fair value of options granted in the fiscal year and options granted in prior fiscal years that continue to vest and be expensed under SFAS 123R. Pursuant to SEC rules, these amounts exclude any forfeiture assumptions related to service-based vesting conditions. The amounts in the table reflect the additional compensation expense reflected in our fiscal year-end financial statements for the options and do not reflect the value, if any, that ultimately may be realized by the named executive officers.

The assumptions used for the valuations are set forth in Note 2 under the heading “Stock-Based Compensation” to our audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended November 30, 2008. See the table and related notes under the heading “Grants of Plan-Based Awards in Fiscal 2008 Table” for information with respect to options granted in fiscal 2008 and the table and related notes under the heading “Outstanding Equity Awards at 2008 Fiscal Year-End” for information with respect to options granted prior to fiscal 2008.

(4)	Non-Equity Incentive Plan Compensation Column This column represents cash incentive awards earned by the named executive officers under our annual cash incentive plan. For fiscal 2008, the incentive targets under the plan were determined by the Compensation Committee in January 2008 and awards were paid in January 2009 based upon fiscal 2008 performance. For additional information about our annual cash incentive plan and these payouts, see the section entitled “Compensation Discussion and Analysis” above and the table and related notes under the heading “Grants of Plan-Based Awards in Fiscal 2008 Table” below.

(5)	Change in Pension Value Column This column represents the aggregate annual increase in actuarial present value of the monthly accrued benefit under the Chattem, Inc. Pension Plan. Mr. Guerry is the only named executive officer that is a participant of the plan, which was frozen by the Board of Directors in December 2000. For additional information about this plan, see the table and related notes under the heading “Pension Benefits in Fiscal 2008” below.

(6)	All Other Compensation Column This column represents all other compensation not reported in the previous columns. The following table and footnotes describe the components of compensation for fiscal 2008 reflected in the “All Other Compensation” column:

Name	Company Contributions To Defined Contribution Plans ($) (a)	Company Paid Insurance Premiums ($) (b)	Perquisites and Other Personal Benefits ($) (c)	Total ($)
Zan Guerry	10,575	7,690	54,584	72,849
Robert E. Bosworth	10,575	—	—	10,575
Robert B. Long	9,388	—	—	9,388
Theodore K. Whitfield, Jr.	9,880	923	—	10,803

(a)	Represents the aggregate of our contributions and matching contributions to the 401(k) plan in which all of the named executive officers participate. We currently contribute 3% of the participants’ eligible pay into the plan and make an additional matching contribution of 25% of the participant’s salary deferral contribution up to 6% of the participant’s eligible salary, in each case, subject to the current limits under the Internal Revenue Code for deductibility of employer contributions to defined benefit plans.
(b)	Amounts shown reflect the dollar value of the premiums paid by us on life and long-term disability insurance plans for the benefit of certain named executive officers under plans which are not generally available to all salaried employees.
(c)	Perquisites and other personal benefits provided to Mr. Guerry were as follows: (i) $38,084 for personal use of the corporate aircraft and (ii) $16,500 for a car allowance pursuant to the terms of Mr. Guerry’s employment agreement. The amount reported for personal use of corporate aircraft is our estimate of the aggregate incremental cost to us, including the cost of deadhead flights, if applicable, and the average cost of fuel, in-flight catering, landing, hangar and parking fees, other variable fees and crew travel expenses. We use the aircraft primarily for business travel and, as such, we do not include aircraft maintenance expenses that do not change based on usage. The total annual variable costs are divided by the total number of miles flown to determine an average variable cost per mile. The average variable cost per mile is multiplied by the miles flown for personal use to derive the incremental cost to us. For tax purposes, income is imputed to the executive for non-business travel based on a multiple of the Standard Industry Fare Level (SIFL) rates.

Grants of Plan-Based Awards in Fiscal 2008 Table and Narrative Disclosure

During fiscal 2008, the named executive officers received two types of plan-based awards:

Annual Cash Incentive Plan—Our annual cash incentive plan is an incentive plan based on achieving pre-established corporate and individual performance goals. Awards under the plan are paid in cash. Amounts actually earned under the annual incentive plan for fiscal 2008 were paid in January 2009 based on earnings per share performance achievement that was slightly in excess of the Level 3 goal during fiscal 2008. The payout was made based on the achievement of an interpolated level calculated as Level 3.10. The amounts earned by each named executive officer are reported under the “Non-Equity Incentive Plan Compensation” column for fiscal 2008 in the Fiscal 2008 Summary Compensation Table above. For additional information relating to annual incentive awards under the plan, including performance goals, measures and weighting, see the “Compensation Discussion and Analysis” section above.

Options—Non-qualified options were granted on April 30, 2008 under the 2005 Stock Plan. The options vest in full on the fourth anniversary of the grant date (at a vesting rate of 25% per year), remain exercisable for six years from the date of grant, and have an exercise price equal to the closing market price of our common stock on the last business day prior to the date of the grant.

Grants of Plan-Based Awards in Fiscal 2008

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($ / Sh) (3)	Closing Market Price on Grant Date ($ / Sh)	Grant Date Fair Value of Option Awards ($) (4)
		Threshold ($)	Target ($)	Maximum ($)
Zan Guerry	—	147,312	294,624	883,872
	4/30/2008				55,000	70.95	69.88	1,539,395

Robert E. Bosworth	—	105,400	210,800	421,600
	4/30/2008				35,000	70.95	69.88	979,615

Robert B. Long	—	24,938	49,875	99,750
	4/30/2008				12,000	70.95	69.88	335,868

Theodore K. Whitfield, Jr.	—	24,450	48,900	97,800
	4/30/2008				12,000	70.95	69.88	335,868

(1)	These columns show the estimated range of payouts under the annual cash incentive plan in respect of fiscal 2008 performance and, for each of the named executive officer’s other than Mr. Long, are based on the applicable percentage of the participant’s annual base salary as of the first day of the fiscal year covered by the plan. Mr. Long’s estimated range of payouts was based on a weighted average of his base salary of $160,000 as of December 1, 2007 and his base salary of $175,000 as of July 23, 2008, the date of his promotion to vice president and chief financial officer.

The “Threshold” column represents the amount payable when the goal for the minimal level of corporate performance (Level 1) is met. If performance falls below this threshold, then no amounts will be paid under the annual incentive plan. The “Target” column represents the amount payable if the goal for the targeted level of corporate performance (Level 2) is reached. The “Maximum” column represents the maximum amount payable under the plan if the goal for the maximum level of corporate performance (Level 4) is met or exceeded.

(2)	Shows the number of stock options granted to named executive officers on April 30, 2008. For additional information related to the terms and conditions of the stock options granted by us, see the table and related notes under the heading “Outstanding Equity Awards at 2008 Fiscal Year-End” below.

(3)	The exercise price of each option is equal to the closing market price of our common stock on April 29, 2008, the last business day prior to the date of the grant.

(4)	Represents the grant date fair value in accordance with SFAS 123R, excluding any forfeiture assumptions related to service-based vesting conditions, as prescribed by SEC rules.

Outstanding Equity Awards at 2008 Fiscal Year-End Table and Narrative Disclosure

The table below provides information on the named executive officers’ outstanding equity awards as of November 30, 2008. The equity awards in the table consist of options which are reported in the “Option Awards” columns and also restricted stock awards which are reported in the “Stock Award” columns. Each grant of options or unvested restricted stock awards is shown separately for each named executive officer. The vesting schedule for each award of options and restricted stock is shown in the footnotes following this table based on the option or restricted stock grant date.

Outstanding Equity Awards at 2008 Fiscal Year-End

Name	Option Awards						Stock Awards
	Grant Date (1)		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date (3)	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($) (4)
			Exercisable	Unexercisable
Zan Guerry	4/20/2005	(2)	65,000	—	42.09	4/20/2012
	1/30/2006	(1)	25,000	25,000	38.07	1/30/2012
	4/25/2007	(1)	14,375	43,125	59.77	4/25/2013
	4/30/2008	(1)	—	55,000	70.95	4/30/2014
							1/26/2005	3,000	217,710

Robert E. Bosworth	4/13/2005	(1)	—	500	43.78	4/13/2015
	9/19/2005	(2)	50,000	—	37.96	9/19/2012
	1/30/2006	(1)	15,000	15,000	38.07	1/30/2012
	4/25/2007	(1)	10,625	31,875	59.77	4/25/2013
	4/30/2008	(1)	—	35,000	70.95	4/30/2014

Robert B. Long	4/24/2006	(1)	2,750	3,750	36.50	4/24/2012
	4/25/2007	(1)	3,125	9,375	59.77	4/25/2013
	4/30/2008	(1)	—	12,000	70.95	4/30/2014

Theodore K. Whitfield, Jr.	4/20/2005	(2)	15,000	—	42.09	4/20/2012
	1/30/2006	(1)	5,625	7,500	38.07	1/30/2012
	4/25/2007	(1)	3,125	9,375	59.77	4/25/2013
	4/30/2008	(1)	—	12,000	70.95	4/30/2014
							1/26/2005	500	36,285

(1)	Each option grant vests over four years from the grant date in equal yearly installments.
(2)	As of the grant date, each option grant provided for vesting over four years from the grant date in equal yearly installments pursuant to the applicable grant agreement. Effective as of November 30, 2005, the Compensation Committee accelerated the vesting of all previously unvested options subject to the applicable grant agreement; provided, however, that each optionee was prohibited from transferring shares of our common stock upon exercise of any portion of the accelerated options prior to the earlier of the date such options would have become vested as set forth in the option grant vesting schedule or as otherwise specified in the Chattem, Inc. Stock Incentive Plan—2005.
(3)	Each restricted stock award vests over four years from the award date in equal yearly installments.
(4)	This column represents the market value of the unvested restricted stock awards based on the closing price per share of $72.57 on November 28, 2008, the last business day of our fiscal year.

Option Exercises and Stock Vested in Fiscal 2008 Table and Narrative Disclosure

The table below provides information on the named executive officer’s stock awards that vested and number of shares acquired upon the exercise of vested options from December 1, 2007 through November 30, 2008.

Option Exercises and Stock Vested in Fiscal 2008

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Zan Guerry	60,000	2,973,300	11,750	899,825
Robert E. Bosworth	9,500	533,025	—	—
Robert B. Long	—	—	—	—
Theodore K. Whitfield, Jr.	8,000	426,080	500	32,575

(1)	Represents the pre-tax value realized on option awards that were exercised during fiscal 2008, computed as the difference between the market price of the underlying securities at exercise and the exercise price of the options.
(2)	Represents the pre-tax value realized on stock awards that vested during the fiscal year, computed by multiplying the number of shares acquired on vesting by the closing price of our common stock on the vesting date.

Pension Benefits in Fiscal 2008 Table and Narrative Disclosure

In October 2000, our Board of Directors adopted an amendment to freeze the Chattem, Inc. Pension Plan, a qualified plan available to all employees, effective December 31, 2000. No new participants are allowed to enter the pension plan, and current participants were not allowed to accrue further benefits after that date. Mr. Guerry is the only named executive officer participating in the pension plan. The frozen monthly accrued benefit payable at age 65 for Mr. Guerry is $1,714 per month.

Upon retirement, benefits are calculated on the basis of a normal retirement pension to be paid during the lifetime of the participant. Benefits will be paid in the form of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity, unless one of the following options is appropriately elected:

(i)	A reduced annuity benefit to be paid monthly over 5, 10 or 15 years and thereafter for the participant’s life;

(ii)	A reduced annuity benefit to be paid during the participant’s life with one-half of the reduced benefit to be continued to the spouse for the spouse’s life;

(iii)	A reduced annuity benefit to be paid during the participant’s life with either three-fourths of or the full-reduced benefit to be continued to the spouse for the spouse’s life;

(iv)	A single lump sum payment; or

(v)	A single life annuity.

Pension Benefits in Fiscal 2008

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Zan Guerry	Chattem, Inc. Pension Plan	22.83	326,628	—

(1)	As a result of our Board of Directors’ decision to freeze the pension plan effective December 31, 2000, the number of years of credited service in the table above relates solely to active service prior to January 2001.
(2)	In accordance with the provisions of the pension plan, the present value of the accumulated benefit is based on an assumed discount rate of 4.52% as of November 30, 2008 and the Pension Protection Act of 2006 table.

Potential Payments Upon Termination or Change in Control

The discussion and tables below reflect the estimated amount of compensation and benefits that would be paid or accrue to the named executive officers, to the extent they are eligible for such payments or benefits, in the event of the following hypothetical scenarios, assuming that the triggering event for each such scenario occurred on November 28, 2008, the last business day of fiscal 2008:

•	a change in control of our Company (absent termination of the named executive officer’s employment);

•	discharge or constructive discharge within 24 months after a change in control;

•	voluntary resignation within 180 days to 240 days after a change in control;

•	termination without cause or voluntary resignation for good reason within one year after a change in control;

•	voluntary resignation (absent a change in control);

•	termination without cause or constructive discharge (absent a change in control);

•	retirement (as determined by the Compensation Committee);

•	disability; and

•	death.

Except for amounts earned and accrued but unpaid, the named executive officers are not entitled to compensation or benefits upon the occurrence of termination or change in control events other than those outlined above.

Employment Agreement with Mr. Guerry

On July 8, 2008, we entered into an amended and restated employment agreement with Mr. Guerry primarily to ensure that the terms of the agreement comply with Section 409A of the Internal Revenue Code. The employment agreement is intended to secure the long-term commitment of Mr. Guerry to remain in our employ and impose restrictions on competitive activities should he leave our employment for any reason.

The employment agreement has a rolling three-year term which renews automatically each year for a new three-year term absent the election of either party on or before August 1 each year to terminate the employment agreement at the end of the current three-year term. The employment agreement provides for a base salary as adjusted from time to time by the Compensation Committee of the Board of Directors and the executive’s participation in our annual cash incentive plan and equity incentive plans as determined from time to time by the Compensation Committee. As of November 28, 2008, Mr. Guerry’s base annual salary was $613,000. The employment agreement also provides for Mr. Guerry’s participation, to the extent he is otherwise eligible, in all benefits provided by us for our employees generally during the term of his employment and for an allowance for the use of an automobile throughout the duration of the employment agreement and such other perquisites as we may establish for our executives. The employment agreement generally prohibits Mr. Guerry from competing with us or improperly using or disclosing confidential information (other than trade secrets, which must be maintained confidential for so long as the information remains a secret), in each case for a period of 18 months after termination of employment.

In the event of termination as a result of death or permanent disability, Mr. Guerry or his designated beneficiary or beneficiaries (or his estate in the absence or lapse of such designation), as applicable, would receive (i) the unpaid balance of his base salary through the end of the month in which such termination occurred; and (ii) any accrued bonus as of the last of the month in which such termination occurred. The term “permanent disability” is defined as physical or mental incapacity of a nature which has prevented or will prevent Mr. Guerry, in the sole judgment of the Board of Directors, from performing on a full-time basis each of his material duties for a period of 12 consecutive weeks or 24 weeks within any period of 12 consecutive months.

In the event of termination for cause, Mr. Guerry would receive the unpaid balance of his base salary accrued on the date of such termination. In accordance with the terms of the employment agreement, we may terminate Mr. Guerry’s employment immediately “for cause” in the event of Mr. Guerry’s indictment or conviction for a felony or other crime involving substantial moral turpitude, alcoholism, drug addiction or the gross, active misfeasance of Mr. Guerry with regard to his duties with us.

In the event of termination as a result of Mr. Guerry’s voluntary resignation, Mr. Guerry would be entitled to receive continuing monthly payments of 75% of his monthly base salary at the time of termination payable during the 18-month noncompetition period.

In the event of termination without cause, including voluntary resignation by Mr. Guerry under circumstances constituting a constructive discharge, Mr. Guerry would be entitled to receive the following:

•	continuing monthly payments of 75% of his monthly base salary at the time of termination payable during the 18-month noncompetition period following termination;

•

a liquidated damages payment in a lump sum equal to 25% of Mr. Guerry’s monthly base salary at the time of termination multiplied by the number of months remaining in the stated term of the agreement, subject to an obligation to repay a pro rated portion of the amount if he is able to secure comparable employment, with another employer in Chattanooga, Tennessee, and with a base salary at least equal to his base salary upon termination of employment with us, during the remaining term of the agreement; and

•

the continuation of his health, medical and life insurance benefits at substantially the same level as in effect at such termination for a period equal to the greater of (i) the remaining term of the agreement, or (ii) 24 months.

Under the terms of the employment agreement, we “constructively discharge” Mr. Guerry if we change the location of his principal place of employment from Chattanooga, Tennessee, or reduce his status, duties, responsibilities or direct or indirect compensation (including future increases commensurate with those given our other managers), or so alter the style or philosophy of the conduct of our business, in the opinion of Mr. Guerry, as to cause it to be undesirable to him to remain in our employ.

Severance Agreements with Named Executive Officers

On July 8, 2008, we also entered into a new severance agreement with Mr. Long and separate amended and restated severance agreements with each of the other named executive officers. The amendments were designed primarily to ensure that the terms of the severance agreements comply with Section 409A of the Internal Revenue Code and to increase the likelihood that the non-competition covenants contained therein would be enforceable. These severance agreements are intended to secure continuity of management during, and to foster their unbiased and analytical assessment of, any offer to acquire control of the Company. In the case of Messrs. Bosworth, Long and Whitfield, the severance agreements also generally prohibit them from competing with us or improperly using or disclosing confidential information (other than trade secrets, which must be maintained confidential for so long as the information remains a secret) for a period of 12 months after termination of employment. In addition, Mr. Long’s severance agreement includes a non-disparagement provision and restrictive covenants which prohibit him from soliciting during the noncompetition period certain of our then existing or former customers, clients and employees. Absent a change in control, the severance agreements do not require us to retain any executive or to pay him any specified level of compensation.

Severance Agreements with Messrs. Guerry, Bosworth and Whitfield

In the event we discharge or constructively discharge Messrs. Guerry, Bosworth or Whitfield within 24 months after the occurrence of a change in control (including any such discharge or constructive discharge occurring after the date of a shareholder meeting approving a change in control but before the date of the actual change in control) or in the event any such named executive officer elects to resign his employment with us during the period between 180 days and 240 days following the occurrence of a change in control (the “Open Window Period”), then the executive would be entitled to receive the following:

•

a severance benefit equal to 299% of his average annualized includable compensation from us in the case of Mr. Guerry, or 200% of his average annualized includable compensation from us in the case of Messrs. Bosworth and Whitfield, during the five most recently completed taxable years prior to the date of the change in control, which severance benefit is subject to reduction in order to avoid the payment of an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code (unless, with respect to Mr. Guerry, such payments would result in Mr. Guerry receiving a greater amount on an after-tax basis); and

•

the continuation of the named executive officer’s health, medical and life insurance benefits at substantially the same level as in effect on the date he becomes entitled to the severance benefit described above for a period of 24 months thereafter, in the case of Messrs. Bosworth and Whitfield. With respect to Mr. Guerry, continuation of benefits are specified in his employment agreement.

Includable compensation for purposes of calculating the severance benefit generally includes all compensation paid to the named executive officer by us and will be calculated in accordance with the applicable provisions of the Internal Revenue Code.

For purposes of these severance agreements:

•

A “change in control” of our Company occurs upon (i) the sale by us of all or substantially all of our assets or our consummation of a merger, consolidation, reorganization or business combination with any person, (ii) the acquisition directly or indirectly by any person or group of beneficial ownership of our voting securities representing 30% or more of the combined voting power of our then-outstanding voting securities, (iii) a change in the composition of our Board of Directors that causes less than a majority of the directors to be directors that meet one or more of the descriptions set forth in the severance agreements, or (iv) shareholder approval of our liquidation or dissolution; provided, however, that the events described in clauses (i), (ii) and (iv) are subject to certain exceptions specified in the severance agreements.

•

We “discharge” a named executive officer if the named executive officer is terminated for any reason other than indictment or conviction for a felony or other crime involving substantial moral turpitude, disability, death, alcoholism, drug addition or the gross, active malfeasance of the named executive officer with regard to his duties with us.

•

We “constructively discharge” a named executive officer if we change location or reduce the named executive officer’s status, duties, responsibilities or direct or indirect compensation (including future increases commensurate with those given our other managers), or so alter the style or philosophy of the conduct of our business, in the opinion of the named executive officer, as to cause it to be undesirable to the named executive officer to remain in our employ.

Severance Agreement with Mr. Long

If within one year after a change in control (the “One Year Window Period”) either (i) we terminate Mr. Long without cause or (ii) Mr. Long terminates employment with us for good reason (including any such termination occurring after the date of a shareholder meeting approving a change in control but before the date of the actual change in control), Mr. Long would be entitled to receive the following:

•

a severance benefit equal to 200% of the sum of (i) his highest annual base salary in effect at any time during the one year period ending on the termination date, and (ii) the greater of (A) his bonus for the prior fiscal year or (B) his target bonus (Level 2) for the fiscal year in which the termination occurred; and

•

reimbursement for health, vision and dental benefits equal to his applicable COBRA coverage premiums for a period of 24 months and, at Mr. Long’s expense, the ability to continue to purchase identical coverage at 100% of the COBRA coverage premium for a period of 18 additional months.

We have the right to condition payment of such amounts on Mr. Long’s timely execution of a form release of claims against us. If it is determined that payments upon a change in control pursuant to Mr. Long’s severance agreement and/or the vesting of outstanding equity awards under his award agreements are considered an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, Mr. Long is entitled to such payments that would result in his receiving a greater amount on an after-tax basis.

For purposes of Mr. Long’s severance agreement:

•	A “change in control” of our Company is defined the same as provided under the severance agreements of the other named executive officers.

•

The term “cause” is defined as (i) willful or gross misconduct by the executive that is materially detrimental to us, (ii) acts of personal dishonesty or fraud by the executive toward us which is materially detrimental to us, (iii) the executive’s conviction of a felony (subject to certain exceptions), or (iv) the executive’s refusal to cooperate in an investigation of our Company if requested to do so by the Board of Directors.

•

The term “good reason” is defined as (i) a material demotion or diminution of the executive’s duties, responsibilities or status, (ii) a material reduction in base salary or annual incentive opportunities, (iii) the assignment to a primary workplace more than 50 miles from the executive’s primary workplace on the date of the severance agreement (unless the executive voluntarily consents to the applicable change described in clauses (i), (ii) or (iii)), or (iv) any material breach of the severance agreement by us.

As used in the foregoing description of Mr. Long’s severance agreement, a “termination” of employment with us is intended to mean a “separation from service” within the meaning of Section 409A of the Internal Revenue Code.

Company Stock Plans

Under the terms of each of the Chattem, Inc. Non-Statutory Stock Option Plan—1998, the Chattem, Inc. Non-Statutory Stock Option Plan—2000, the Chattem, Inc. Stock Incentive Plan—2003 and the Chattem, Inc. Stock Incentive Plan—2005 (collectively, the “Company Stock Plans”), stock options previously granted to named executive officers under the Company Stock Plans become exercisable in full, but in no event after the expiration date of such options, upon the occurrence of any of the following events:

•

Immediately upon a “change in control” of our Company, which is defined to occur upon (i) a change of one-third or more of our directors within any 12-month period; (ii) a change of one-half or more of our directors within any 24-month period; or (iii) acquisition by any person of the ownership or right to vote of 35% or more of our outstanding voting shares.

•

Upon the death of the named executive officer, in which case the beneficiary of such named executive officer may exercise the options for a period of three years thereafter. If the named executive officer dies within three years after his employment with us terminates as a result of his disability or retirement (as described below), the beneficiary may exercise the options for the remainder of the three-year period otherwise applicable to the named executive officer.

•

Upon termination of the named executive officer as a result of his “disability” (defined as a disability that entitles the named executive officer to benefits under our Long-Term Disability Plan, as amended from time to time), in which case the options are exercisable by the named executive officer for a period of three years after such termination.

•

Upon the “retirement” (as determined by the Compensation Committee) of the named executive officer, in which case the options are exercisable by the named executive officer for a period of three years after such retirement.

If the recipient’s employment with us terminates for any other reason, the unvested portion of the recipient’s stock options at such time will automatically be forfeited to us and all outstanding vested stock options typically will be exercisable for a period ranging from 30 to 90 days thereafter depending on such other reason for termination.

Restricted stock issued under the Company Stock Plans vests in accordance with the terms of the restricted stock agreement executed in connection with such issuance. The restricted stock agreements provide that all shares of restricted stock will vest immediately upon a “change in control” or the death, “disability” or “retirement” of the recipient (as such terms are defined above). If the recipient’s employment with us terminates for any other reason, the unvested portion of the restricted stock at such time will automatically be forfeited to us.

Tables Summarizing Potential Payments Upon Termination or Change in Control Events

The amounts shown in the tables below assume that the noted triggering event occurred on November 28, 2008, the last business day of fiscal 2008. The amounts do not include compensation and benefits that are available generally to all of our salaried employees on a nondiscriminatory basis and, except as otherwise indicated, are in addition to amounts each named executive officer earned or accrued prior to the triggering event, such as accrued salaries and bonuses and previously vested stock options and restricted stock. As a result, the amounts generally reflect only the additional compensation or benefits that the named executive officers would have received upon the occurrence of the various triggering events. Other relevant assumptions and explanations are provided in the footnotes following the tables.

Zan Guerry

	Payment Type ($)
Triggering Event	Cash Payment		Equity with Accelerated Vesting (1)	Continued Perquisites and Benefits (2)	Total
Change in Control (absent termination)	—		1,721,310	—	1,721,310
Discharge, Constructive Discharge or Voluntary Termination during the Open Window Period (in connection with a Change in Control)	15,090,326	(3)	1,721,310	51,188	16,862,824
Termination without Cause or Constructive Discharge (absent a Change in Control)	1,098,292	(4)	—	51,188	1,149,480
Retirement (absent a Change in Control)	689,625	(5)	1,721,310	—	2,410,935
Death or Disability	—		1,721,310	—	1,721,310
Voluntary Resignation (absent a Change in Control)	689,625	(5)	—	—	689,625

(1)	The amounts shown reflect the aggregate intrinsic value of the previously unvested restricted stock and stock options that would vest immediately upon the occurrence of a change in control or the death, disability or retirement of Mr. Guerry in accordance with the terms of the Company Stock Plans. The intrinsic value of each such equity security is equal to the closing market price of each share of our common stock on November 28, 2008 (or $72.57), minus, in the case of stock options, the exercise price of such options.
(2)	The amount shown reflects the aggregate value of 32 months (representing the remaining term of the employment agreement) of continued health and life insurance benefits to Mr. Guerry based on rates as of November 28, 2008.
(3)	In accordance with the terms of Mr. Guerry’s severance agreement, the amount shown is equal to 299% of his average annualized includable compensation from us during the five most recently completed taxable years prior to the date of the change in control (i.e., 2003–2007). Additionally, Mr. Guerry would receive payments pursuant to his employment agreement as described in note 4 below. The cash payment has been reduced by $611,336, the amount necessary to avoid the payment of an “excess parachute payment” under Section 280G of the Internal Revenue Code.
(4)	In accordance with the terms of Mr. Guerry’s employment agreement, Mr. Guerry would receive 18 monthly payments of 75% of $51,083 (his monthly base salary on November 28, 2008), a total of $689,625; and a liquidated damages payment in a lump sum equal to 25% of the amount that would have been payable during the remainder of the term of the agreement (i.e., 32 months) based upon Mr. Guerry’s base salary on November 28, 2008, or $408,667. The amount assumes that Mr. Guerry would not become obligated under the terms of his employment agreement to refund to us any portion of the amounts paid to him.
(5)	In accordance with the terms of Mr. Guerry’s employment agreement, Mr. Guerry would receive 18 monthly payments of 75% of $51,083 (his monthly base salary on November 28, 2008), a total of $689,625.

Robert E. Bosworth

	Payment Type ($)
Triggering Event	Cash Payment (1)	Equity with Accelerated Vesting (2)	Continued Perquisites and Benefits (3)	Total
Change in Control (absent termination)	—	996,595	—	996,595
Discharge, Constructive Discharge or Voluntary Termination during the Open Window Period (in connection with a Change in Control)	548,996	996,595	31,256	1,576,847
Retirement, Death or Disability	—	996,595	—	996,595

(1)	Amount shown is equal to 200% of Mr. Bosworth’s average annualized includable compensation from us during the five most recently completed taxable years prior to the date of the change in control (i.e., 2003–2007), which amount would not be considered an “excess parachute payment” under Section 280G of the Internal Revenue Code.
(2)	The amounts shown reflect the aggregate intrinsic value of the previously unvested stock options that would vest immediately upon the occurrence of a change in control or the death, disability or retirement of Mr. Bosworth in accordance with the terms of the Company Stock Plans. The intrinsic value of each stock option is equal to the closing market price of each share of our common stock on November 28, 2008 (or $72.57), minus the exercise price of such options.
(3)	The amount shown reflects the estimated aggregate value of 24 months of continued health and life insurance benefits to Mr. Bosworth at an estimated monthly cost based on rates as of November 28, 2008.

Robert B. Long

	Payment Type ($)
Triggering Event	Cash Payment (1)	Equity with Accelerated Vesting (2)	Continued Perquisites and Benefits (3)	Total
Change in Control (absent termination)	—	274,703	—	274,703
Termination without Cause or Voluntary Termination with Good Reason during the One Year Window Period (in connection with a Change in Control)	433,129	274,703	25,765	733,597
Retirement, Death or Disability	—	274,703	—	274,703

(1)	Amount shown is equal to 200% of the sum of Mr. Long’s highest annual base salary in effect during the one year period ending on November 28, 2008 (or $175,000) and his annual incentive bonus for the prior fiscal year (or $90,000), less $96,871, the amount necessary to avoid the payment of an “excess parachute payment” under Section 280G of the Internal Revenue Code.
(2)	The amounts shown reflect the aggregate intrinsic value of the previously unvested stock options that would vest immediately upon the occurrence of a change in control or the death, disability or retirement of Mr. Long in accordance with the terms of the Company Stock Plans. The intrinsic value of each stock option is equal to the closing market price of each share of our common stock on November 28, 2008 (or $72.57), minus the exercise price of such options.
(3)	The amount shown reflects the estimated aggregate value of Mr. Long’s applicable COBRA coverage premiums (based on such monthly premiums as of November 28, 2008) for 24 months of continued health, vision and dental benefits which are to be reimbursed to him under the terms of his severance agreement.

Theodore K. Whitfield, Jr.

	Payment Type ($)
Triggering Event	Cash Payment (1)	Equity with Accelerated Vesting (2)	Continued Perquisites and Benefits (3)	Total
Change in Control (absent termination)	—	434,475	—	434,475
Discharge, Constructive Discharge or Voluntary Termination during the Open Window Period (in connection with a Change in Control)	586,804	434,475	31,028	1,052,307
Retirement, Death or Disability	—	434,475	—	434,475

(1)	Amount shown is equal to 200% of Mr. Whitfield’s average annualized includable compensation from us during the five most recently completed taxable years prior to the date of the change in control (i.e., 2003–2007), which amount would not be considered an “excess parachute payment” under Section 280G of the Internal Revenue Code.
(2)	The amounts shown reflect the aggregate intrinsic value of the previously unvested restricted stock and stock options that would vest immediately upon the occurrence of a change in control or the death, disability or retirement of Mr. Whitfield in accordance with the terms of the Company Stock Plans. The intrinsic value of each such equity security is equal to the closing market price of each share of our common stock on November 28, 2008 (or $72.57), minus, in the case of stock options, the exercise price of such options.
(3)	The amount shown reflects the estimated aggregate value of 24 months of continued health and life insurance benefits to Mr. Whitfield at an estimated monthly cost based on rates as of November 28, 2008.

Director Compensation

Overview

In fiscal 2008, our “non-employee directors” (as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended) received $25,000 (payable in cash or shares of our common stock at the option of the non-employee director as described below), representing the full amount of the annual retainer. Our employee directors, Messrs. Guerry and Bosworth, do not receive any compensation for serving on the Board of Directors.

Non-employee directors elected to the Board of Directors on or before April 30, 2007 also received supplemental life insurance coverage in amounts ranging from $90,000 to $165,000. Directors elected to the Board of Directors after April 30, 2007 are no longer eligible to participate in supplemental insurance coverage. Each non-employee director who served as the chair of the Audit Committee and the Compensation Committee received an additional retainer of $10,000 and $5,000, respectively, and non-employee directors received $1,000 for each Board and Board Committee meeting attended in person (such amounts also being payable in cash or shares of our common stock at the election of the non-employee director) and $500 for each telephonic Board and Board Committee meeting attended.

Under the terms of the 1999 Director Plan, each of the non-employee directors also receives a grant of 5,000 stock options on the date of such director’s initial election to the Board of Directors and an annual grant of 2,000 stock options on the date of each annual meeting of shareholders if such director’s term in office shall continue. The 1999 Director Plan also provides that non-employee directors may elect, by written notice to us in advance of each fiscal year, to receive shares of our common stock in lieu of all or a portion of their annual retainer and meeting fees for such year. The number of shares of common stock to be paid in lieu of cash fees is equal to the amount of such cash fees divided by the fair market value of the common stock as determined at the close of business on the last business day prior to the date on which the cash fees are otherwise being paid. Any fractional share amounts will be paid to the non-employee directors in cash.

Fiscal 2008 Non-Employee Director Compensation Table

The table below sets forth information concerning the total compensation awarded to, earned by or paid to our non-employee directors during the fiscal year ended November 30, 2008. The table omits Messrs. Guerry and Bosworth since they are also named executive officers and received no compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Samuel E. Allen	40,500	45,289	789	86,578
Ruth W. Brinkley	28,000	54,650	329	82,979
Gary D. Chazen	29,500	42,287	329	72,116
Philip H. Sanford	37,000	45,289	329	82,618
Bill W. Stacy	31,500	45,289	329	77,118

(1)	Represents the amount of cash compensation earned by or paid to each non-employee director in fiscal 2008, including annual and committee retainers and meeting fees. At the election of certain non-employee directors, pursuant to the terms of the 1999 Director Plan, the following number of shares of our common stock were issued in lieu of such cash compensation during fiscal 2008: Ms. Brinkley—395 shares, Mr. Chazen—409 shares, Mr. Sanford—451 shares, and Dr. Stacy—409 shares. Fractional share amounts were paid to such directors in cash. Because all stock awards under the 1999 Director Plan are fully vested as of the date of grant, no expense was recognized under SFAS 123R in fiscal 2008 for stock awards granted in prior years and no stock awards were outstanding as of November 30, 2008 for any of the non-employee directors.

(2)	Represents compensation expense, without any reduction for risk of forfeiture, recognized by us for financial statement reporting purposes in fiscal 2008, in accordance with SFAS 123R, with respect to the fair value of options granted in fiscal 2008 and options granted in prior years that continue to be expensed under SFAS 123R.

The assumptions used for the valuations are set forth in Note 2 under the heading “Stock-Based Compensation” to our audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended November 30, 2008. These amounts reflect the additional compensation expense for accounting purposes in fiscal 2008 for the options and do not reflect the value, if any, that ultimately may be realized by the non-employee directors.

Each of the non-employee directors was granted 2,000 stock options on April 9, 2008. The total grant date fair value of each director’s award, calculated in accordance with SFAS 123R, was $56,100.

The aggregate number of shares of our common stock underlying options outstanding as of November 30, 2008 for each of the non-employee directors was as follows: Mr. Allen—10,500 shares; Ms. Brinkley—11,000 shares; Mr. Chazen—7,750 shares; Mr. Sanford—12,000 shares; and Dr. Stacy—5,500 shares.

(3)	Represents premiums paid by us under supplemental life insurance policies with respect to which the non-employee director is entitled to a death benefit.

Equity Compensation Plan Information

The following table provides information about our existing equity compensation plans as of November 30, 2008:

Plan Category	(A) Number of Securities to Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights	(B) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity Compensation Plans Approved by Shareholders (*)	1,509,864	$50.23	28,832
Equity Compensation Plans Not Approved by Shareholders	—	—	—

Total	1,509,864		28,832

(*)	These plans consist of (i) the Chattem, Inc. Stock Incentive Plan—2003, (ii) the Chattem, Inc. Stock Incentive Plan—2005, and (iii) the 1999 Director Plan.

Certain Relationships, Related Transactions and Director Independence

Except for Messrs. Guerry and Bosworth, all members of our Board of Directors are “independent” as defined by the Nasdaq listing standards. The Board of Directors limits membership of the Audit Committee and Compensation Committee to independent directors as defined by the Nasdaq listing standards and the rules and regulations of the SEC. In accordance with the procedures set forth in the section entitled “Policies and Procedures for the Approval of Related Person Transactions” above, the Audit Committee has determined that there were no related party transactions during fiscal 2008.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, our directors and executive officers and the holders of 10% or more of our common stock are required to report, within specified timeframes and dates, their initial ownership in our common stock and all subsequent acquisitions, dispositions or other transfers of beneficial interests therein, if and to the extent reportable events occur which require reporting. Based solely on representations and information provided to us by the persons required to make such filings, we believe that all filing requirements were complied with during the last fiscal year.

SHAREHOLDER COMMUNICATIONS

General

Shareholders who wish to communicate directly with members of the Board of Directors, our chairman or any chair of a Board Committee may do so by writing directly to those individuals, in care of the Board of Directors, Chattem, Inc., 1715 West 38th Street, Chattanooga, Tennessee 37409, Attention: Corporate Secretary. Our corporate secretary notifies the chairman of all communications. If the correspondence is not addressed to a particular member, the communication will be reviewed with the chairman, unless the correspondence relates to the Chairman, in which case the correspondence will be forwarded to the chair of the Audit Committee. Our corporate secretary reviews all communications before forwarding them to the appropriate directors.

Householding

Householding is a program approved by the SEC which allows for the delivery of only one package of proxy materials to an address shared by two or more shareholders, unless we have received contrary instructions from one or more of those shareholders. Although a participating household will receive a package containing only one set of proxy materials, we will still be required to include a separate proxy card for each shareholder account in the household. Proxy materials will include our proxy statement and annual report to shareholders. Householding saves us money by reducing printing and postage costs. It also creates less paper for participating households to manage and is environmentally friendly.

We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any shareholder residing at an address to which only one copy was mailed. Shareholders residing at the same address who do not wish to participate in householding may request multiple copies of the proxy materials in the future and shareholders residing at the same address and currently receiving multiple copies of the proxy materials may request to participate in householding in the future, in either case, by following these instructions:

•

If your are the record holder of our common stock, please contact Broadridge Financial Solutions, Inc. at 1-800-542-1061 or write to Broadridge Financial Solutions, Inc., Householding Department, at 51 Mercedes Way, Edgewood, NY 11717.

•

If a broker, bank or other nominee is the record holder of your shares or our common stock, please call the toll free telephone number that appears on your voting instruction form, or contact your broker, bank or other nominee.

Shareholder Proposals

Under SEC rules, proposals from our eligible shareholders for presentation for action at the 2010 annual meeting must be received by us no later than October 30, 2009, in order to be considered for inclusion in the proxy statement and proxy for that annual meeting. Any such proposals, as well as any questions relating thereto, should be directed to our corporate secretary at our principal executive offices.

Under our bylaws, and as permitted by the rules and regulations of the SEC, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. Under these procedures, shareholders must submit the proposed nominee or item of business by delivering a notice to our corporate secretary at our principal executive offices. We must receive notice as follows:

•

Normally, we must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Assuming that the 2009 annual meeting is held on schedule, we must receive notice pertaining to the 2010 annual meeting no later than January 8, 2010.

•

However, if we hold the annual meeting on a date that is not within 30 days before or after such anniversary date, we must receive the notice no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

•

If we hold a special meeting to elect directors, we must receive a shareholder’s notice of intention to introduce a nomination no later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

A notice of a proposed nomination must include certain information about the shareholder and nominee. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the shareholder in the business, and certain other information about the shareholder.

Our Board of Directors and management know of no other matters or business to be presented for consideration at the annual meeting. If, however, any other matters properly come before the annual meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on any such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the annual meeting from time to time.

Zan Guerry
Chairman of the Board and
Chief Executive Officer

February 27, 2009

Appendix A

CHATTEM, INC.

2009 EQUITY INCENTIVE PLAN

§ 1.

BACKGROUND AND PURPOSE

The purpose of this Plan is to promote the interest of the Company by authorizing the Committee to grant Options and Stock Appreciation Rights and to make Stock Grants and Restricted Stock Unit Grants to Key Employees and Directors in order (1) to attract and retain Key Employees and Directors, (2) to provide an additional incentive to each Key Employee or Director to work to increase the value of Stock and (3) to provide each Key Employee or Director with a stake in the future of the Company which corresponds to the stake of each of the Company’s shareholders.

§ 2.

DEFINITIONS

2.1 Affiliate—means any organization (other than a Subsidiary) that would be treated as under common control with the Company under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.

2.2 Board—means the Board of Directors of the Company.

2.3 Certificate—means, as applicable, an Option Certificate, a Stock Appreciation Right Certificate or a Stock Grant Certificate.

2.4 Change in Control—means any one of the following events or transactions

(a)	the sale by the Company of all or substantially all of its assets or the consummation by the Company of any merger, consolidation, reorganization, or business combination with any person, in each case, other than in a transaction:

(i)	in which persons who were shareholders of the Company immediately prior to such sale, merger, consolidation, reorganization, or business combination own, immediately thereafter, (directly or indirectly) more than 50% of the combined voting power of the outstanding voting securities of the purchaser of the assets or the merged, consolidated, reorganized or other entity resulting from such corporate transaction (the “Successor Entity”);

(ii)	in which the Successor Entity is an employee benefit plan sponsored or maintained by the Company or any person controlled by the Company; or

(iii)	after which more than 50% of the members of the board of directors of the Successor Entity were members of the Board at the time of the action of the Board approving the transaction (or whose nominations or elections were approved by at least 2/3 of the members of the Board at that time);

(b)	the acquisition directly or indirectly by any “person” or “group” (as those terms are used in Sections 13(d), and 14(d) of the 1934 Act, including without limitation, Rule 13d-5(b)) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the 1934 Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 30% or more of the combined voting power of the Company then-outstanding voting securities, other than:

(i)	an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company;

(ii)	an acquisition of voting securities by the Company or a person owned, directly or indirectly, by the holders of at least 50% of the voting power of the Company then outstanding securities in substantially the same proportions as their ownership of the stock of the Company;

(iii)	an acquisition of voting securities from the Company; or

(iv)	an acquisition of voting securities pursuant to a transaction described in § 2.4(a) that would not be a Change in Control under § 2.4; and

for purposes of clarification, an acquisition of the Company’s securities by the Company that causes the Company voting securities beneficially owned by a person or group to represent 30% or more of the combined voting power of the Company’s then-outstanding voting securities is not to be treated as an “acquisition” by any person or group for purposes of this § 2.4(b);

(c)	a change in the composition of the Board that causes less than a majority of the directors of the Company to be directors that meet one or more of the following descriptions:

(i)	a director who has been a director of the Company for a continuous period of at least 24 months;

(ii)	a director whose election or nomination as director was approved by a vote of at least 2/3 of the then directors described in § 2.4(c)(i), (ii) or (iii) by prior nomination or election, but excluding, for the purposes of this § 2.4(c)(ii), any director whose initial assumption of office occurred as a result of an actual or threatened (y) election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or group other than the Board or (z) tender offer, merger, sale of substantially all of the Company’s assets, consolidation, reorganization, or business combination that would be a Change in Control under § 2.4(a) on the consummation thereof; or

(iii)	a director who was serving on the Board as a result of the consummation of a transaction described in § 2.4(a) that would not be a Change in Control under § 2.4(a); or

(d)	the approval by the Company’s shareholders of a liquidation or dissolution of the Company other than in connection with a transaction described in § 2.4(a) that would not be a Change in Control thereunder.

Except as otherwise specifically defined in this § 2.4, the term “person” means an individual, corporation, partnership, trust, association or any other entity or organization.

2.5 Code—means the Internal Revenue Code of 1986, as amended.

2.6 Committee—means the Compensation Committee of the Board, which Committee shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code.

2.7 Company—means Chattem, Inc. and any successor to Chattem, Inc.

2.8 Director — means any member of the Board who is not an employee of the Company or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of the Company.

2.9 Fair Market Value—means either (a) the “volume weighted average price” on any date for a share of Stock as displayed on Bloomberg (or on any successor service) page CHTT [equity] VAP in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time on such date or, if such price is not available on such date, (b) the closing price on such date for a share of Stock as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (c) such closing price as so reported in accordance with § 2.9(a) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (d) the current fair market value of a share of Stock that the Committee acting in good faith determines through the reasonable application of a reasonable valuation method which takes into consideration in applying its methodology all available information material to the value of the Company, considering factors including (as applicable) (1) the value of the Company’s tangible and intangible assets, (2) the present value of the Company’s anticipated future cash-flows, (3) the market value of equity interests in similar companies engaged in trades or businesses substantially similar to those engaged in by the Company, the value of which can be readily determined through nondiscretionary, objective means (such as through trading prices on an established securities market or an amount paid in an arms-length private transaction), (4) recent arm’s length transactions involving the sale or transfer of shares of Stock, and (5) other relevant factors such as control premiums or discounts for lack of marketability and whether the valuation method is used for other purposes that have a material economic effect on the Company, the holders of Stock or the Company’s creditors.

2.10 ISO—means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of § 422 of the Code.

2.11 Key Employee—means an employee of the Company or any Subsidiary or Parent or Affiliate to whom the Committee decides for reasons sufficient to the Committee to make a grant under this Plan.

2.12 1933 Act—means the Securities Act of 1933, as amended.

2.13 1934 Act—means the Securities Exchange Act of 1934, as amended.

2.14 Net Option Exercise—means the exercise of an Option under § 7.5 pursuant to a cashless exercise procedure which results in the issuance of a number of shares of Stock comparable to the number of shares of Stock which would have been issued pursuant to the exercise of a Stock Appreciation Right which covered the same number of shares of Stock as the Option and had an SAR Value equal to the Option Price under such Option.

2.15 Non-ISO—means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of § 422 of the Code.

2.16 Option—means an ISO or a Non-ISO which is granted under § 7.

2.17 Option Certificate—means the certificate (whether in electronic or written form) which sets forth the terms and conditions of an Option granted under this Plan.

2.18 Option Price—means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.19 Parent—means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of the Company.

2.20 Plan—means this Chattem, Inc. 2009 Equity Incentive Plan as effective as of the date approved by the shareholders of the Company and as amended from time to time thereafter.

2.21 Restricted Stock Unit Grant—means the grant of a contractual right under § 9.2(a) to the issuance of Stock under § 9.2(b).

2.22 Rule 16b-3—means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

2.23 SAR Value—means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.

2.24 Stock—means the common stock of the Company.

2.25 Stock Appreciation Right—means a right which is granted under § 8 to receive the appreciation in a share of Stock.

2.26 Stock Appreciation Right Certificate—means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Appreciation Right which is not granted as part of an Option.

2.27 Stock Grant—means a grant under § 9.2(b) which requires the issuance of the number of shares of Stock described in such grant pursuant to § 9.2(b).

2.28 Stock Grant Certificate—means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Grant or a Restricted Stock Unit Grant.

2.29 Subsidiary—means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company.

2.30 Ten Percent Shareholder—means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.

§ 3.

SHARES AND GRANT LIMITS

3.1 Shares Reserved. There shall (subject to § 13) be reserved for issuance under this Plan 1,750,000 shares of Stock.

3.2 Source of Shares. The shares of Stock described in § 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company.

3.3 Reduction and Restoration of Shares Reserved. All shares of Stock reserved for issuance under § 3.1 shall remain available for issuance under this Plan until issued pursuant to the exercise of an Option or a Stock Appreciation Right or issued pursuant to a Stock Grant or a Restricted Stock Unit Grant; provided,

(a)	no more than 1,000,000 shares of Stock shall be issued pursuant to Stock Grants and Restricted Stock Unit Grants;

(b)	any shares which are issued pursuant to a Stock Grant or a Restricted Stock Unit Grant and which thereafter are forfeited shall again be available for issuance under § 3.1;

(c)	any shares of Stock issued or otherwise used to satisfy a tax withholding obligation under § 16.3 shall no longer be available for issuance under § 3.1;

(d)	any shares of Stock which are tendered to the Company to pay the Option Price of an Option or which are tendered to the Company in satisfaction of any condition to a Stock Grant or a Restricted Stock Unit Grant shall not be added to the shares of Stock reserved for issuance under § 3.1; and

(e)	the number of shares of Stock reserved for issuance under § 3.1 shall be reduced on a share-by-share basis (1) for each share of Stock with respect to which the appreciation in a Stock Appreciation Right is based if a share of Stock is issued in connection with the exercise of such Stock Appreciation Right and (2) for each share of Stock subject to an Option if the exercise of the Option is effected through a Net Option Exercise.

3.4 Use of Proceeds. The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.

3.5 Grant Limits. No Key Employee or Director in any calendar year shall be granted an Option to purchase (subject to § 13) more than 200,000 shares of Stock or a Stock Appreciation Right based on the appreciation with respect to (subject to § 13) more than 200,000 shares of Stock, and no Stock Grant or Restricted Stock Unit Grant which is intended to satisfy the requirements of § 162(m) of the Code shall be made to any Key Employee in any calendar year for more than 200,000 shares of Stock; provided, however, the Committee shall have the discretion to increase each such grant limit to 400,000 shares of Stock if deemed necessary or appropriate in connection with hiring any individual who would when hired be a Key Employee.

§ 4.

EFFECTIVE DATE

The effective date of this Plan shall be the date the shareholders of the Company (acting at a duly called meeting of such shareholders) approve the adoption of this Plan.

§ 5.

COMMITTEE

This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 14 and § 15 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Key Employee or Director and on each other person directly or indirectly affected by such action. Furthermore, the Committee as a condition to making any grant under this Plan to any Key Employee or Director shall have the right to require him or her to execute an agreement which makes the Key Employee or Director subject to non-competition provisions and other restrictive covenants which run in favor of the Company.

§ 6.

ELIGIBILITY

Only Key Employees who are employed by the Company or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. All Key Employees and all Directors shall be eligible for the grant of Non-ISOs and Stock Appreciation Rights and for Stock Grants and Restricted Stock Unit Grants under this Plan.

§ 7.

OPTIONS

7.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees and to Directors under this Plan from time to time to purchase shares of Stock, and Options may be granted for any reason the Committee deems appropriate, including as a substitute for compensation otherwise payable in cash.

7.2 Option Certificate. Each grant of an Option shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, (a) if the Committee grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO and (b) no Option Certificate shall provide for the automatic grant of any new Option upon the exercise of an Option subject to such Option Certificate.

7.3 $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.3 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.3 as in effect only for those periods for which § 422(d) of the Code is in effect.

7.4 Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted. The Committee shall not (except in accordance with § 13 and § 14) take any action absent the approval of the Company’s shareholders (whether through an amendment, a cancellation, making replacement grants or exchanges or any other means) to directly or indirectly reduce the Option Price of any outstanding Option or to make a tender offer for any Option if the Option Price for such Option on the effective date of such tender offer exceeds the then Fair Market Value of a share of Stock subject to such Option.

7.5 Payment. The Option Price shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, an Option Certificate can provide for the payment of the Option Price either in cash, by check, in Stock or through any cashless exercise procedure which is acceptable to the Committee, including a Net Option Exercise, or in any combination of such forms of payment. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date action acceptable to the Committee is taken to tender to the Committee or its delegate.

7.6 Exercise.

(a)	Vesting. The Committee may condition the right to exercise an Option on the satisfaction of a service requirement or a performance requirement or on the satisfaction of more than one such requirement or the satisfaction of any combination of such requirements or may grant an Option which is not subject to any such requirements, all as determined by the Committee in its discretion and as set forth in the related Option Certificate.

(b)	Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part to the extent vested at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of

(1)	the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or

(2)	the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted.

(c)	Termination of Status as Key Employee or Director. Subject to § 7.6(a), an Option Certificate may provide for the exercise of an Option after a Key Employee’s or a Director’s status as such has terminated for any reason whatsoever, including death or disability.

§ 8.

STOCK APPRECIATION RIGHTS

8.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Key Employees and to Directors under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option. Stock Appreciation Rights may be granted for any reason the Committee deems appropriate, including as a substitute for compensation otherwise payable in cash. The Committee shall not (except in accordance with § 13 and § 14) take any action absent the approval of the Company’s shareholders (whether through an amendment, a cancellation, making replacement grants or exchanges or any other means) to directly or indirectly reduce the SAR Value of any outstanding Stock Appreciation Right or to make a tender offer for any Stock Appreciation Right if the SAR Value for such Stock Appreciation Right on the effective date of such tender offer exceeds the then Fair Market Value of a share of Stock with respect to which the appreciation in such Stock Appreciation Right is based.

8.2 Terms and Conditions.

(a)	Stock Appreciation Right Certificate. If a Stock Appreciation Right is granted independent of an Option, such Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Certificate, and such certificate shall set forth the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation shall be based and the SAR Value of each share of Stock. The SAR Value shall be no less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

(b)	Option Certificate. If a Stock Appreciation Right is granted together with an Option, such Stock Appreciation Right shall be evidenced by the related Option Certificate, the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation is based shall be no more than the number of shares of Stock subject to the related Option, and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

(c)	Vesting. The Committee may condition the right to exercise a Stock Appreciation Right on the satisfaction of a service requirement or a performance requirement or on the satisfaction of more than one such requirement or the satisfaction of any combination of such requirements or may grant a Stock Appreciation Right which is not subject to any such requirements, all as determined by the Committee in its discretion and as set forth in the related Stock Appreciation Right Certificate.

8.3 Exercise. A Stock Appreciation Right shall be exercisable to the extent vested only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment, if any, due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Key Employee or Director upon the exercise of his or her Stock

Appreciation Right shall receive a payment from the Company in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3.

§ 9.

STOCK GRANTS AND RESTRICTED STOCK UNIT GRANTS

9.1 Committee Action. The Committee acting in its absolute discretion shall have the right to make Stock Grants and Restricted Stock Unit Grants, or Stock Grants or Restricted Stock Unit Grants, to Key Employees and to Directors, and Stock Grants and Restricted Stock Unit Grants may be made for any reason the Committee deems appropriate, including as a substitute for compensation otherwise payable in cash. Each Stock Grant and each Restricted Stock Unit Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant or the Restricted Stock Unit Grant and the conditions, if any, under which the Key Employee’s or Director’s interest in any Stock which has been so issued will become vested and non-forfeitable.

9.2 Conditions.

(a)	Conditions to Issuance of Stock under a Restricted Stock Unit Grant. The Committee acting in its absolute discretion may make the issuance of Stock pursuant to a Restricted Stock Unit Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock issued pursuant to a Restricted Stock Unit Grant shall be issued in the name of a Key Employee or Director under § 9.2(b) only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by the Company pending the satisfaction of the vesting conditions, if any, under § 9.2(b) for the related Restricted Stock Unit Grant.

(b)	Vesting Conditions for Stock Issued. The Committee acting in its absolute discretion may issue any Stock in the name of a Key Employee or Director under a Stock Grant or pursuant to a Restricted Stock Unit Grant subject to the satisfaction of one, or more than one, objective employment, performance or other vesting condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such vesting condition, if any, and the deadline, if any, for satisfying each such vesting condition. A Key Employee’s or a Director’s vested and non-forfeitable interest in the shares of Stock underlying a Stock Grant or issued pursuant to a Restricted Stock Unit Grant shall depend on the extent to which he or she timely satisfies each such vesting condition. If a share of Stock is issued under this § 9.2(b) before a Key Employee’s or Director’s interest in such share of Stock vested and is non-forfeitable, (1) such share of Stock shall not be available for re-issuance under § 3 until such time, if any, as such share of Stock thereafter is forfeited as a result of a failure to timely satisfy a vesting condition and (2) the Company shall have the right to condition any such issuance on the Key Employee or Director first signing an irrevocable stock power in favor of the Company with respect to the forfeitable shares of Stock issued to such Key Employee or Director in order for the Company to effect any forfeiture called for under the related Stock Grant Certificate.

(c)

Minimum Service Requirement. If the only condition to the vesting of a Stock Grant or shares of Stock issued pursuant to a Restricted Stock Unit Grant is the satisfaction of a service requirement and a performance requirement, the minimum service requirement for 100% vesting shall be at least one year and, if the only condition to the vesting of a Stock Grant or shares of Stock issued pursuant to a Restricted Stock Unit Grant is the satisfaction of a service requirement, the minimum service requirement for 100% vesting shall be at least three years; provided, however, the Committee in either case shall have the right in the exercise of its discretion to set a shorter period of service (or no period of service) for Stock Grants and Restricted Stock Unit Grants under this Plan with respect to no more than 175,000 shares of Stock if the Committee determines that a shorter period (or no period) better serves the Company’s interest with respect to such grants.

9.3 Dividends, Creditor Status and Voting Rights.

(a)	Cash Dividends. If a dividend is paid in cash with respect to a share of Stock after such share of Stock has been issued under a Stock Grant or pursuant to a Restricted Stock Unit Grant but before the first date that a Key Employee’s or a Director’s interest in such share of Stock becomes completely non-forfeitable, the Company shall delay the payment of such cash dividend until his or her interest in such share of Stock becomes completely non-forfeitable and then shall pay such cash dividend (without interest) directly to such Key Employee or Director before the end of the 45 day period which starts on the date his or her interest in such share of Stock becomes completely non-forfeitable. Neither a Key Employee nor a Director shall have the right to assign his or her claim to the payment of a dividend under this § 9.3(a), and any Key Employee’s claim or Director’s claim to any such payment shall be no different than the claim of a general and unsecured creditor of the Company to a payment related to his or her compensation due from the Company. Finally, if a Key Employee or Director forfeits his or her interest in a share of Stock, he or she shall forfeit any right to the payment of any cash dividend with respect to such share of Stock.

(b)	Stock Dividends. If a dividend is paid on a share of Stock in Stock or other property after such share of Stock has been issued under a Stock Grant or pursuant to a Restricted Stock Unit Grant but before the first date that a Key Employee’s or a Director’s interest in such share of Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such dividend subject to the same forfeiture conditions under § 9.2(b) as applicable to the related Stock Grant or Restricted Stock Unit Grant. Neither a Key Employee nor a Director shall have the right to assign his or her claim to the payment of a dividend under this § 9.3(b), and any Key Employee’s claim or Director’s claim to any such payment shall be no different than the claim of a general and unsecured creditor of the Company to a payment related to his or her compensation due from the Company. Finally, if a Key Employee or a Director forfeits his or her interest in a share of Stock, he or she shall forfeit any right to any dividend described in this § 9.3(b) with respect to such share of Stock.

(c)	Voting. Except as otherwise set forth in a Stock Grant Certificate, a Key Employee or a Director shall have the right to vote the Stock issued under his or her Stock Grant or the shares of Stock issued pursuant to a Restricted Stock Unit Grant during the period which comes after such Stock has been issued but before the first date that a Key Employee’s or Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable subject to the same rules as applicable to any other person who is issued shares of Stock on such date.

9.4 Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Stock Grant or Restricted Stock Unit Grant at such time as a Key Employee’s or a Director’s interest in such Stock becomes vested and non-forfeitable under this Plan, and the certificate or other evidence of ownership representing such share shall be transferred to the Key Employee or Director as soon as practicable thereafter.

9.5 Performance Goals for Income Tax Deduction.

(a)	General. The Committee shall (where the Committee under the circumstances deems in the Company’s best interest) either (1) make Stock Grants or Restricted Stock Unit Grants to Key Employees subject to at least one condition related to one, or more than one, performance goal based on the performance goals described in § 9.5(b) which seems likely to result in the Stock Grant or Restricted Stock Unit Grant qualifying as “performance-based compensation” under § 162(m) of the Code or (2) make Stock Grants or Restricted Stock Unit Grants to Key Employees under such other circumstances as the Committee deems likely to result in an income tax deduction for the Company with respect to such Stock Grant.

(b)	Performance Goals. A performance goal is described in this § 9.5(b) if such goal relates to (1) the Company’s return over capital costs or increases in return over capital costs, (2) the Company’s total earnings or the growth in such earnings, (3) the Company’s consolidated earnings or the growth in such earnings, (4) the Company’s earnings per share or the growth in such earnings, (5) the Company’s net earnings or the growth in such earnings, (6) the Company’s earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (7) the Company’s earnings before interest and taxes or the growth in such earnings, (8) the Company’s consolidated net income or the growth in such income, (9) the value of the Company’s stock or the growth in such value, (10) the Company’s stock price or the growth in such price, (11) the Company’s return on assets or the growth on such return, (12) the Company’s cash flow or the growth in such cash flow, (13) the Company’s total shareholder return or the growth in such return, (14) the Company’s expenses or the reduction of such expenses, (15) the Company’s sales growth, (16) the Company’s overhead ratios or changes in such ratios, (17) the Company’s expense-to-sales ratios or the changes in such ratios, or (18) the Company’s economic value added or changes in such value added.

(c)	Alternative Goals. The Committee shall set the performance goal or goals under this § 9.5, and no goal shall be treated as satisfied under this § 9.5 until the Committee certifies (in a manner which meets the requirements of § 162(m)) that such goal has been satisfied. A performance goal may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes, and the Committee may set more than one goal. No change may be made to a performance goal after the goal has been set. However, the Committee may express any goal in terms of alternatives, or a range of alternatives, as the Committee deems appropriate under the circumstances, such as including or excluding (1) any acquisitions or dispositions, restructuring, discontinued operations, extraordinary items and other unusual or non-recurring charges, (2) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management or (3) the effects of tax or accounting changes.

§ 10.

NON-TRANSFERABILITY

No Option, Stock Appreciation Right, Stock Grant or Restricted Stock Unit Grant shall (absent the Committee’s express, written consent) be transferable by a Key Employee or a Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee’s express, written consent) be exercisable during a Key Employee’s or Director’s lifetime only by the Key Employee or Director. The person or persons to whom an Option or Stock Appreciation Right or Stock Grant or Restricted Stock Unit Grant is transferred by will or by the laws of descent and distribution (or with the Committee’s express, written consent) thereafter shall be treated as the Key Employee or Director.

§ 11.

SECURITIES REGISTRATION

As a condition to the receipt of shares of Stock under this Plan, the Key Employee or Director shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Key Employee or Director shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates or other evidence of ownership representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant or Restricted Stock Unit Grant may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

§ 12.

LIFE OF PLAN

No Option or Stock Appreciation Right shall be granted or Stock Grant or Restricted Stock Unit Grant made under this Plan on or after the earlier of:

(1)	the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Stock issued under any Stock Grants and Restricted Stock Unit Grants under this Plan have been forfeited or have become non-forfeitable, or

(2)	the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Stock Grants and on Restricted Stock Unit Grants) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

§ 13.

ADJUSTMENT

13.1 Capital Structure. The grant limits described in § 3.5 and in § 9.2(c), the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Options and Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Stock Grants and Restricted Stock Unit Grants made under this Plan shall be adjusted by the Committee in a reasonable and equitable manner to preserve immediately after

(a)	any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin offs, stock dividends, large non-reoccurring cash or stock dividends, rights offerings or stock splits, or

(b)	any other transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company the aggregate intrinsic value of each such outstanding Option, Stock Appreciation Right, Stock Grant and Restricted Stock Unit Grant immediately before such restructuring or recapitalization or other transaction.

13.2 Shares Reserved. If any adjustment is made with respect to any outstanding Option, Stock Appreciation Right, Stock Grant or Restricted Stock Unit Grant under § 13.1, then the Committee shall adjust the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1. The Committee shall have the discretion to limit such adjustment to account only for the number, kind and class of shares of Stock subject to each such Option, Stock Appreciation Right, Stock Grant and Restricted Stock Unit Grant as adjusted under § 13.1 or to further adjust such number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 to account for reduction in the total number of shares of Stock then reserved under § 3.1 which would result from the events described in § 13.1(a) and § 13.1(b) if no action was taken by the Committee under this § 13.2. The Committee may make any adjustment provided for in this § 13.2 without seeking the approval of the Company’s shareholders for such adjustment unless the Committee acting on the advice of counsel determined that such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

13.3 Transactions Described in § 424 of the Code. If there is a corporate transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company, the Committee as part of any such transaction shall have right to make Stock Grants and Restricted Stock Unit Grants and Option and Stock Appreciation Right grants (without regard to any limitations set forth under § 3.5 or § 9.2(c) of this Plan) to effect the assumption of, or the substitution for, outstanding stock grants and restricted stock unit grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such outstanding stock grants and restricted stock unit grants and stock option and stock appreciation right grants. Furthermore, if the Committee makes any such grants as part of any such transaction, the Committee shall have the right to increase the number of shares of Stock available for issuance under § 3.1 by the number of shares of Stock subject to such grants without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

13.4 Fractional Shares. If any adjustment under this § 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock under any Option, Stock Appreciation Right, Stock Grant or Restricted Stock Unit Grant, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options, Stock Appreciation Right grants and Stock Grants and Restricted Stock Unit Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 13 by the Committee shall be conclusive and binding on all affected persons.

§ 14.

CHANGE IN CONTROL

If there is a Change in Control of the Company, then on the date of such Change in Control any and all conditions to the exercise of all outstanding Options and Stock Appreciation Rights on such date and any and all outstanding issuance and forfeiture conditions under any Stock Grants and Restricted Stock Unit Grants on such date automatically shall be deemed 100% satisfied as of such date, and the Board shall have the right (to the extent expressly required as part of such transaction) to cancel such Options, Stock Appreciation Rights, Stock Grants and Restricted Stock Unit Grants after providing each Key Employee and Director a reasonable period to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Stock Grants or Restricted Stock Unit Grants; provided, if any issuance or forfeiture condition described in this § 14 relates to satisfying any performance goal and there is a target for such goal, such issuance or forfeiture condition shall be deemed satisfied under this § 14 only to the extent of such target unless such target has been exceeded before such date, in which event such issuance or forfeiture condition shall be deemed satisfied to the extent such target had been so exceeded.

§ 15.

AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (a) no amendment shall be made absent the approval of the shareholders of the Company to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are listed and (b) no amendment shall be made to § 14 on or after the date of any Change in Control which might adversely affect any rights which otherwise would vest on the date of such Change in Control. The Board also may suspend granting Options or Stock Appreciation Rights or making Stock Grants or Restricted Stock Unit Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right in connection with any such suspension or termination to unilaterally to modify, amend or cancel any Option or Stock Appreciation Right granted, or Stock Grant or Restricted Stock Unit Grant unless (1) the Key Employee or Director consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in § 14.

§ 16.

MISCELLANEOUS

16.1 Shareholder Rights. No Key Employee or Director shall have any rights as a shareholder of the Company as a result of the grant of an Option or a Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Key Employee or Director. A Key Employee’s or a Director’s rights as a shareholder in the shares of Stock which remain subject to forfeiture under § 9.2(b) shall be set forth in the related Stock Grant Certificate.

16.2 No Contract of Employment. The grant of an Option or a Stock Appreciation Right or a Stock Grant or Restricted Stock Unit Grant to a Key Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Key Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Option Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate.

16.3 Tax Withholding. Each Option, Stock Appreciation Right, Stock Grant and Restricted Stock Unit Grant shall be made subject to the condition that the Key Employee or Director consents to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, which the Company determines are applicable to the exercise of such Option or Stock Appreciation Right or to the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant or to a Restricted Stock Unit Grant issued in the name of the Key Employee or Director. No tax withholding shall be effected under this Plan which exceeds the federal and state tax withholding requirements.

16.4 Construction. All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Tennessee. Each term set forth in § 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Finally, if there is any conflict between the terms of this Plan and the terms of any Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate, the terms of this Plan shall control.

16.5 Other Conditions. Each Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that a Key Employee or a Director (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a Stock Grant or pursuant to a Restricted Stock Unit Grant) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or Stock issued pursuant to a Stock Grant or Restricted Stock Unit Grant or provides for the repurchase of such Stock by the Company.

16.6 Rule 16b-3. The Committee shall have the right to amend any Option or Stock Appreciation Right or Stock Grant or Restricted Stock Unit Grant to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Key Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

16.7 Coordination with Employment Agreements and Other Agreements. If the Company enters into an employment agreement or other agreement with a Key Employee or Director which expressly provides for the acceleration in vesting of an outstanding Option, Stock Appreciation Right, Stock Grant or Restricted Stock Unit Grant or for the extension of the deadline to exercise any rights under an outstanding Option, Stock Appreciation Right, Stock Grant or Restricted Stock Unit Grant, any such acceleration or extension shall be deemed effected pursuant to, and in accordance with, the terms of such outstanding Option, Stock Appreciation Right, Stock Grant or Restricted Stock Unit Grant and this Plan even if such employment agreement or other agreement is first effective after the date the outstanding Option or Stock Appreciation Right was granted or the Stock Grant or Restricted Stock Unit Grant was made.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

Chattem, Inc.
By:
Date:

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	☐	☐	☐	______________________________
Vote On Directors
1. Election of Directors Nominees: (1) ROBERT E. BOSWORTH (2) GARY D. CHAZEN (3) JOEY B. HOGAN

Vote On Proposal					For	Against	Abstain

2. Approval of the Chattem, Inc. 2009 Equity Incentive Plan and the performance goals set forth in the plan.					☐	☐	☐

3. Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2009.					☐	☐	☐

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

This proxy should be dated, signed by the shareholder as the name appears herein. Joint owners should each sign personally, and trustees and others signing in a representative capacity should indicate the capacity in which they sign.

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CHATT2

CHATTEM, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

APRIL 8, 2009

The undersigned, having received the Notice of Annual Meeting and the Proxy Statement dated February 27, 2009, appoints ZAN GUERRY, ROBERT E. BOSWORTH and THEODORE K. WHITFIELD, JR., and each of them proxies, with full power of substitution and revocation, to represent the undersigned and to vote all shares of Chattem, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 8, 2009, at the principal executive offices, 1715 West 38th Street, Chattanooga, Tennessee 37409, at one o’clock p.m. local time, and any adjournment(s) thereof, as specified in this Proxy.

The Board of Directors recommends affirmative votes for Items 1, 2 and 3, and IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 and 3. The Board of Directors knows of no other matters that may properly be or which are likely to come or be brought before the meeting. However, if any other matters are properly brought before the meeting or any adjournment(s) thereof, the persons named in this proxy or their substitutes will vote in accordance with their best judgment on such matters.